Exhibit 10.2

EXECUTION VERSION

EMPLOYEE MATTERS AGREEMENT

by and among

DOWDUPONT INC.,

DOW INC.,

and

CORTEVA, INC.

Effective as of April 1, 2019

Article II

UNITED STATES

i

Article III

CERTAIN NON-U.S. JURISDICTION MATTERS

Section 3.01	Heritage DuPont Puerto Rico Savings Plan	35
Section 3.02	Certain Actions	35

Article IV

ADDITIONAL DEFINED TERMS

Section 4.01	Certain Defined Terms	35
Section 4.02	Other Defined Terms in this Agreement	47

Article V

GENERAL PROVISIONS

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Agreement”), dated effective as of April 1, 2019, by and among DowDuPont Inc., a Delaware corporation (“DowDuPont” or “SpecCo”), Dow Inc., a Delaware corporation (“Dow” or “MatCo”), and Corteva, Inc., a Delaware corporation (“AgCo”). Each of SpecCo, MatCo, and AgCo is sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Board of Directors of DowDuPont (the “Board”) has determined that it is appropriate, desirable, and in the best interests of DowDuPont and its stockholders to separate DowDuPont into three independent, publicly traded companies: MatCo, AgCo, and SpecCo;

WHEREAS, in order to effect such separation, upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement, dated as of the date hereof, between MatCo, AgCo, and SpecCo (the “Separation Agreement”), the Parties entered into an internal separation (which has been completed with respect to MatCo prior to the date hereof); and

WHEREAS, in connection with the transactions contemplated by the Separation Agreement, the Parties wish to enter into this Agreement in respect of certain employee matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Capitalized terms used herein but not defined in Section 4.01 or elsewhere in this Agreement shall have the meaning ascribed to such term in the Separation Agreement.

ARTICLE I

GENERAL PRINCIPLES

Except as set forth otherwise in this Agreement, the following general principles shall apply:

Section 1.01 Employee List.

(a) Each of the Parties agrees that as of the date hereof, the Organization and Talent Hub (“OTH”) accurately reflects the identity of the current employees and Deselected Employees of each Heritage Company and, in respect to each such employee: (i) his or her Heritage Company; (ii) the Business to which he or she was Ring-Fenced; (iii) the Party that has selected such employee for employment (directly or indirectly through a Subsidiary) effective prior to the date hereof, or an indication that such employee is a Deselected Employee; (iv) his or her primary work location prior to the Internal Reorganization and following the date hereof; (v) whether he or she is on an expatriate assignment as of the date hereof.

(b) Each of the Parties agrees that as of the date hereof, Appendix I accurately identifies each Impacted Employee undergoing an in-country or international relocation as of the date hereof and each Delayed Employment Employee, LTD Employee and Non-Consenting Employee.

(c) Within sixty (60) days following the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date), each of the Parties shall act to cause an update to the OTH or Appendix I, as applicable, to reflect, as of such date (in the case of clauses (i) through (iv), to the extent they are aware of such circumstances): (i) any Impacted Employee who becomes a Non-Consenting Employee or any Non-Consenting Employee who becomes an Impacted Employee; (ii) any Impacted Employee who becomes a Deselected Employee or any Deselected Employee who becomes an Impacted Employee; (iii) any employment terminations (including terminations for cause, resignations, retirements, and terminations due to death or disability) of any Impacted Employee that was made effective as of or following the date hereof; (iv) corrections of good faith errors or omissions by any Party with respect to any information contained in the OTH or Appendix I, as applicable; and (v) any other changes to the OTH or Appendix I, in each case as agreed to by each Party (the OTH and Appendix I, as so updated and as of 11:59 p.m., Eastern Standard Time on the sixtieth (60th) day following the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date), the “Final OTH” and the “Final Appendix I,” respectively). The Final OTH and the Final Appendix I shall be final and binding on the Parties; provided, however, that the Parties shall update the Final OTH and the Final Appendix I, as applicable, at any time to reflect (x) any Delayed Employment Employee who becomes an employee of the applicable Party or member of its Group pursuant to Section 1.02(c) and (y) any LTD Employee who is a Heritage Dow Employee or a Heritage DuPont Employee who is able to return to active duty employment and becomes an employee of the applicable Party or member of its Group pursuant to Section 1.02(d).

Section 1.02 Employment of Impacted Employees on and After the Applicable Distribution Date.

(a) Except to the extent otherwise required by applicable Law or as otherwise provided in this Agreement, on or prior to the MatCo Distribution Date, the applicable Parties shall have caused, or shall have caused the applicable members of their Groups to cause:

(i) each Heritage Dow AgCo Employee who is not a Delayed Employment Employee or an LTD Employee to cease to be employed by MatCo or any member of the MatCo Group and to be employed by AgCo or a member of the AgCo Group;

(ii) each Heritage Dow SpecCo Employee who is not a Delayed Employment Employee or an LTD Employee to cease to be employed by MatCo or any member of the MatCo Group and to be employed by SpecCo or a member of the SpecCo Group;

(iii) except as set forth on Schedule 1.02(a)(iii) to this Agreement and subject to any applicable Labor Agreements, the termination of employment of each Heritage Dow AgCo Deselected Employee and Heritage Dow SpecCo Deselected Employee;

(iv) each Heritage DuPont MatCo Employee who is employed by AgCo or a member of the AgCo Group and who is not a Delayed Employment Employee or an LTD Employee to cease to be employed by AgCo or any member of the AgCo Group and to be employed by MatCo or a member of the MatCo Group;

(v) each Heritage DuPont MatCo Employee who is employed by SpecCo or a member of the SpecCo Group and who is not a Delayed Employment Employee or an LTD Employee to cease to be employed by SpecCo or any member of the SpecCo Group and to be employed by MatCo or a member of the MatCo Group; and

(vi) except as set forth on Schedule 1.02(a)(vi) to this Agreement and subject to any applicable Labor Agreements, the termination of employment of each Heritage DuPont AgCo Deselected Employee, Heritage DuPont MatCo Deselected Employee and Heritage DuPont SpecCo Deselected Employee.

(b) Except to the extent otherwise required by applicable Law or as otherwise provided in this Agreement, on or prior to the AgCo Distribution Date, AgCo and SpecCo shall have caused, or shall have caused the applicable members of their Groups to cause, (i) each Heritage DuPont AgCo Employee who is not a Delayed Employment Employee or an LTD Employee to cease to be employed by Heritage DuPont (if not AgCo or a member of the AgCo Group) and to be employed by AgCo or a member of the AgCo Group and (ii) each Heritage DuPont SpecCo Employee who is not a Delayed Employment Employee or an LTD Employee to cease to be employed by Heritage DuPont (if not SpecCo or a member of the SpecCo Group) and to be employed by SpecCo or a member of the SpecCo Group.

(c) To the extent any applicable Law, Governmental Entity, Employee Representative Body or consultation obligation prevents the Parties or the members of the applicable Groups from carrying out their obligations under Section 1.02(a) or Section 1.02(b), as the case may be, on or prior to the MatCo Distribution Date or AgCo Distribution Date, as the case may be, with respect to any Impacted Employee (each such employee, a “Delayed Employment Employee”), the applicable Parties shall, or shall cause the members of the applicable Groups to, carry out their obligations under Section 1.02(a) or Section 1.02(b), as the case may be, with respect to such employee on the earliest permissible date following the MatCo Distribution Date or AgCo Distribution Date, as the case may be (the “Delayed Employment Date”). The obligations under this Agreement of the Party that will become the employer (directly or indirectly) of a Delayed Employment Employee that would otherwise commence on the MatCo Distribution Date or AgCo Distribution Date, as the case may be, shall not commence until the Delayed Employment Date, and, for the avoidance of doubt, such delay shall not constitute a breach of obligations under Section 1.04. Between the MatCo Distribution Date and the applicable Delayed Employment Date or AgCo Distribution Date, as the case may be (the “Delayed Employment Period”), to the extent permitted by applicable Law, applicable Labor Agreement, and subject to any consultations with or Consent from any Governmental Entity or Employee Representative Body required by applicable Law or applicable Labor Agreement: (i) MatCo, or the applicable member of the MatCo Group, shall use reasonable efforts to provide the services (in the form of a services agreement, secondments or some other arrangement acceptable to the applicable Parties) of any Delayed Employment Employee who is a Heritage Dow AgCo Employee or a Heritage Dow SpecCo Employee to AgCo, a member of the AgCo Group, SpecCo, or a member of the SpecCo Group, as applicable, in exchange for a reasonable fee and all costs (including all compensation and benefits costs) incurred by MatCo or the applicable member of the MatCo Group, during the Delayed Employment Period; (ii) AgCo, the applicable member of the AgCo Group, SpecCo, or the applicable member of the SpecCo Group, as applicable, shall provide the services of any Delayed Employment Employee who is a Heritage DuPont MatCo Employee to MatCo, or the applicable member of the MatCo Group, in exchange for a reasonable fee and all costs (including all compensation and benefits costs) incurred thereby during the Delayed Employment Period; (iii) AgCo or the applicable member of the AgCo Group shall provide the services of any Delayed Employment Employee who is a Heritage DuPont SpecCo Employee to SpecCo, or the applicable member of the SpecCo Group, in exchange for a reasonable fee and all costs (including all compensation and benefits costs) incurred by AgCo or the applicable member of the AgCo Group during the Delayed Employment Period; and (iv) SpecCo or the applicable member of the SpecCo Group shall provide the services of any Delayed Employment Employee who is a Heritage DuPont AgCo Employee to AgCo, or the applicable member of the AgCo Group, in exchange for a reasonable fee and all costs (including all compensation and benefits costs) incurred by SpecCo or the applicable member of the SpecCo Group during the Delayed Employment Period; provided, however, to the extent such services are not permitted by applicable Law or applicable Labor Agreement, subject to Section 1.17, all costs and other Liabilities pertaining to such Delayed Employment Employees shall be the responsibility of the applicable Party by which they are employed during the Delayed Employment Period.

(d) Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as otherwise provided in this Agreement, if any Impacted Employee who is an LTD Employee as of the MatCo Distribution Date or AgCo Distribution Date, as the case may be, is able to return to active duty employment (with or without any accommodations required by applicable Law) within six (6) months of the MatCo Distribution Date or AgCo Distribution Date, as the case may be, the Parties shall, or shall cause the members of the applicable Groups to, carry out their obligations under Section 1.02(a) or Section 1.02(b), with respect to such employee (each a “Returning LTD Employee”) on the earliest practicable date (the “Return from LTD Date”) following the date on which such employee becomes able to return to active duty employment (with or without any accommodations required by applicable Law) and shall update the OTH, as the case may be, to reflect any such change. The obligations under this Agreement of the Party that will become the employer (directly or indirectly) of a Returning LTD Employee that would otherwise commence on the MatCo Distribution Date or AgCo Distribution Date shall not commence until the Return from LTD Date, and, for the avoidance of doubt, such delay shall not constitute a breach of obligations under Section 1.04.

(e) Except as set forth on Schedule 1.02(e) to this Agreement, if any LTD Employee who is a Heritage Dow Employee is unable to return to active duty employment (with or without any accommodations required by applicable Law) within six (6) months of the MatCo Distribution Date, such LTD Employee shall not be treated as an Impacted Employee and shall be treated as a Heritage Dow MatCo Employee for all purposes under this Agreement. Each Heritage DuPont Employee who is not actively employed by a member of the AgCo Group or

SpecCo Group as of the AgCo Distribution Date and who, before the AgCo Distribution Date, began receiving long-term disability benefits under a Benefit Plan maintained by a member of the AgCo Group or SpecCo Group shall be treated as a Heritage DuPont AgCo Employee to the extent applicable, provided that, to the extent the individual is receiving long-term disability benefits under a Benefit Plan maintained by SpecCo or a member of the SpecCo Group, SpecCo shall continue to administer such benefit on behalf of AgCo and its Affiliates.

(f) Notwithstanding anything to the contrary in Section 1.02 or Section 1.04, it shall not constitute a breach of this Agreement for the Heritage Company that employs a Delayed Employment Employee or Returning LTD Employee as of the applicable Distribution Date (x) to not effect the change of such Person’s employment pursuant to Section 1.02 or (y) to not cause such Person to cease to be an active participant in any Heritage Dow Benefit Plan or Heritage DuPont Benefit Plan pursuant to Section 1.04, in each case until the Delayed Employment Date or Return from LTD Date, respectively.

Section 1.03 Pay and Benefits.

(a) Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as provided otherwise in this Agreement, as of the MatCo Distribution Date, (i) MatCo shall, or shall cause the applicable member of the MatCo Group to, provide each Heritage DuPont MatCo Employee with Target Total Direct Compensation that is no less than the Target Total Direct Compensation such employee received immediately prior to the MatCo Distribution Date, as well as market competitive Benefits; (ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, provide each Heritage Dow AgCo Employee with Target Total Direct Compensation that is no less than the Target Total Direct Compensation such employee received immediately prior to the MatCo Distribution Date, as well as market competitive Benefits; (iii) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, provide each Heritage Dow SpecCo Employee with Target Total Direct Compensation that is no less than the Target Total Direct Compensation such employee received immediately prior to the MatCo Distribution Date, as well as market competitive Benefits; (iv) AgCo shall, or shall cause the applicable member of the AgCo Group to, provide each Heritage DuPont AgCo Assigned Employee with Target Total Direct Compensation that is no less than the Target Total Direct Compensation such employee received immediately prior to the MatCo Distribution Date, as well as market competitive Benefits; and (v) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, provide each Heritage DuPont SpecCo Assigned Employee with Target Total Direct Compensation that is no less than the Target Total Direct Compensation such employee received immediately prior to the MatCo Distribution Date, as well as market competitive Benefits.

(b) For the avoidance of doubt, nothing in this Section 1.03 shall require MatCo, AgCo or SpecCo to maintain Target Total Direct Compensation or market competitive Benefits with respect to any Impacted Employee at any time following the MatCo Distribution Date.

Section 1.04 Enrollment into MatCo Benefit Plans, AgCo Benefit Plans, or SpecCo Benefit Plans, as Applicable, as of the Distribution Date.

(a) Enrollment in Benefit Plans. Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as provided otherwise in this Agreement, including as set forth on Schedule 1.04(a) to this Agreement, other than with respect to the Delayed Employment Employees and the LTD Employees (in which case, for the avoidance of doubt, the obligations of the applicable Heritage Company and applicable Party (or its applicable Affiliate) shall commence upon the Delayed Employment Date or the Return from LTD Date, as the case may be):

(i) MatCo shall, or shall cause the applicable member of the MatCo Group to, take all actions required to cause, (1) on or prior to the MatCo Distribution Date, each Heritage Dow AgCo Employee and Heritage Dow SpecCo Employee to cease to be an active participant in any Heritage Dow Benefit Plan that will not be an AgCo Benefit Plan or SpecCo Benefit Plan following the MatCo Distribution Date and (2) each Heritage DuPont MatCo Employee to commence participation, on or prior to the MatCo Distribution Date, in all MatCo Benefit Plans for which he or she is eligible (provided that, in respect of dependent life, AD&D, flexible spending account and vision benefits, such participation may commence as of the first day of the calendar month following the MatCo Distribution Date);

(ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, take all actions required to cause, (1) on or prior to the MatCo Distribution Date, each Heritage DuPont MatCo Employee who is employed by AgCo or a member of the AgCo Group to cease to be an active participant in any Heritage DuPont Benefit Plan that will not be a MatCo Benefit Plan following the MatCo Distribution Date, (2) each Heritage Dow AgCo Employee who is employed by AgCo or a member of the AgCo Group to commence participation, on or prior to the MatCo Distribution Date, in all AgCo Benefit Plans for which he or she is eligible (provided that, in respect of dependent life, AD&D, flexible spending account and vision benefits, such participation may commence as of the first day of the calendar month following the MatCo Distribution Date); (3) on or prior to the AgCo Distribution Date, each Heritage DuPont SpecCo Assigned Employee to cease to be an active participant in any Heritage DuPont Benefit Plan that will not be a SpecCo Benefit Plan following the AgCo Distribution Date, and (4) each Heritage DuPont AgCo Assigned Employee to commence participation, on or prior to the AgCo Distribution Date, in all AgCo Benefit Plans for which he or she is eligible (provided that, in respect of dependent life, AD&D, flexible spending account and vision benefits, such participation may commence as of the first day of the calendar month following the AgCo Distribution Date);

(iii) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, take all actions required to cause, (1) on or prior to the MatCo Distribution Date, each Heritage DuPont MatCo Employee who is employed by SpecCo or a member of the SpecCo Group to cease to be an active participant in any Heritage DuPont Benefit Plan that will not be a MatCo Benefit Plan following the MatCo Distribution Date, (2) each Heritage Dow SpecCo Employee who is employed by SpecCo or a member of the

SpecCo Group to commence participation, on or prior to the MatCo Distribution Date, in all SpecCo Benefit Plans for which he or she is eligible (provided that, in respect of dependent life, AD&D, flexible spending account and vision benefits, such participation may commence as of the first day of the calendar month following the MatCo Distribution Date); (3) on or prior to the AgCo Distribution Date, each Heritage DuPont AgCo Assigned Employee to cease to be an active participant in any Heritage DuPont Benefit Plan that will not be an AgCo Benefit Plan following the AgCo Distribution Date, and (4) each Heritage DuPont SpecCo Assigned Employee to commence participation, on or prior to the AgCo Distribution Date, in all SpecCo Benefit Plans for which he or she is eligible (provided that, in respect of dependent life, AD&D, flexible spending account and vision benefits, such participation may commence as of the first day of the calendar month following the AgCo Distribution Date);

(b) The Parties shall, and shall cause the members of the applicable Groups to, and as applicable shall use best efforts to cause other Persons to: (i) waive any limitations as to preexisting conditions, evidence of insurability, exclusions, and waiting periods with respect to participation and coverage requirements for each Impacted Employee under his or her respective plans; and (ii) credit such Impacted Employee, for plan year 2019, with the amount of any co-insurance, deductibles and out-of-pocket maximums he or she paid prior to the applicable Distribution Date during plan year 2019.

Section 1.05 Length of Service Crediting.

(a) Heritage DuPont MatCo Employees. Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as otherwise provided in this Agreement, MatCo shall, or shall cause the applicable member of the MatCo Group to, recognize all service of any Heritage DuPont MatCo Employee with Heritage DuPont or any of its Affiliates and with any predecessor employer (to the extent such predecessor employer service was taken into account under the applicable Heritage DuPont Benefit Plan) for all purposes (including, for purposes of vesting, eligibility to participate and receive benefits, benefit forms, premium subsidies or credits, early retirement and waiver of any reduction factors, and benefit calculations and accruals) under any MatCo Benefit Plans, or MatCo Future Benefit Plans, in which such Heritage DuPont MatCo Employee is, or becomes, eligible to participate on, or after, the MatCo Distribution Date (provided that vacation attributable to imputed or pre-employment service may be credited as other paid time off); provided, however, that, notwithstanding the foregoing, MatCo and each member of the MatCo Group shall not be required to recognize such service for purposes of benefit accruals under any MatCo Benefit Plans or MatCo Future Benefit Plans that (x) are defined benefit pension plans, (y) are other post-employment benefit plans (for the avoidance of doubt, exclusive of Severance), or (z) would result in the duplication of any benefits thereunder or the funding thereof.

(b) Heritage Dow AgCo Employees. Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as otherwise provided in this Agreement, AgCo shall, or shall cause the applicable member of the AgCo Group to, recognize all service of any Heritage Dow AgCo Employee with Heritage Dow or any of its Affiliates and with any predecessor employer (to the extent such predecessor employer service was taken into account under the applicable Heritage Dow Benefit Plan) for all purposes (including, for purposes of vesting, eligibility to participate and receive benefits, benefit forms, premium subsidies or credits, early retirement and waiver of any reduction factors, and benefit calculations and accruals) under any AgCo Benefit Plans, or AgCo Future Benefit Plans in which such Heritage Dow AgCo Employee is, or becomes, eligible to participate on, or after, the MatCo Distribution Date (provided that vacation attributable to imputed or pre-employment service may be credited as other paid time off); provided, however, that, notwithstanding the foregoing, AgCo and each member of the AgCo Group shall not be required to recognize such service for purposes of benefit accruals under any AgCo Benefit Plans or AgCo Future Benefit Plans that (x) are defined benefit pension plans, (y) are other post-employment benefit plans (for the avoidance of doubt, exclusive of Severance), or (z) would result in the duplication of any benefits thereunder or the funding thereof.

(c) Heritage Dow SpecCo Employees. Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as otherwise provided in this Agreement, SpecCo shall, or shall cause the applicable member of the SpecCo Group to, recognize all service of any Heritage Dow SpecCo Employee with Heritage Dow or any of its Affiliates and with any predecessor employer (to the extent such predecessor employer service was taken into account under the applicable Heritage Dow Benefit Plan) for all purposes (including, for purposes of vesting, eligibility to participate in and receive benefits, benefit forms, premium subsidies or credits, early retirement and waiver of any reduction factors, and benefit calculations and accruals) under any SpecCo Benefit Plans, or SpecCo Future Benefit Plans, in which such Heritage Dow SpecCo Employee is, or becomes, eligible to participate on, or after, the MatCo Distribution Date (provided that vacation attributable to imputed or pre-employment service may be credited as other paid time off); provided, however, that, notwithstanding the foregoing, SpecCo and each member of the SpecCo Group shall not be required to recognize such service for purposes of benefit accruals under any SpecCo Benefit Plans or SpecCo Future Benefit Plans that (x) are defined benefit pension plans, (y) are other post-employment benefit plans (for the avoidance of doubt, exclusive of Severance), or (z) would result in the duplication of any benefits thereunder or the funding thereof.

(d) Heritage DuPont AgCo Assigned Employees and Heritage DuPont SpecCo Assigned Employees. Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as otherwise provided in this Agreement, AgCo and SpecCo shall, or shall cause the applicable members of their Groups to, recognize all service of any Heritage DuPont AgCo Assigned Employee or Heritage DuPont SpecCo Assigned Employee with Heritage DuPont or any of its Affiliates and with any predecessor employer (to the extent such predecessor employer service was taken into account under the applicable Heritage DuPont Benefit Plan) for all purposes (including, for purposes of vesting, eligibility to participate in and receive benefits, benefit forms, premium subsidies or credits, early retirement and waiver of any reduction factors, and benefit calculations and accruals) under any AgCo Benefit Plans or AgCo Future Benefit Plans or SpecCo Benefit Plans or SpecCo Future Benefit Plans, respectively, in which such Heritage DuPont AgCo Assigned Employee or Heritage DuPont SpecCo Assigned Employee is, or becomes, eligible to participate on, or after, the AgCo Distribution Date (provided that vacation attributable to imputed or pre-employment service may be credited as other paid time off); provided, however, that, notwithstanding the foregoing, AgCo, SpecCo, and each member of their respective Groups shall not be required to recognize such service for purposes of benefit accruals under any AgCo Benefit Plans or AgCo Future Benefit Plans or SpecCo Benefit Plans or SpecCo Future Benefit Plans, respectively, that (x) are defined benefit pension plans, (y) are other post-employment benefit plans (for the avoidance of doubt, exclusive of Severance), or (z) would result in the duplication of any benefits thereunder or the funding thereof.

Section 1.06 Vacation.

(a) Assumed Vacation Liabilities. Except as set forth in Section 1.06(c) and Section 2.01 below or to the extent otherwise required by applicable Law or applicable Labor Agreement, and notwithstanding anything to the contrary in this Agreement (other than Sections 1.06(c) and (d)): (i) effective as of the MatCo Distribution Date, MatCo shall, or shall cause the applicable member of the MatCo Group to, accept, assume (or, as applicable, retain) and perform, discharge, and fulfill, in accordance with their respective terms (“Assume”), all Liabilities for earned but unused vacation benefits of the Heritage DuPont MatCo Employees other than U.S. Grandfathered Time, provided that vacation attributable to imputed or pre-employment service may be credited as other paid time off (the “MatCo Assumed Vacation Liabilities”), and all members of the AgCo Group and SpecCo Group shall be relieved of such MatCo Assumed Vacation Liabilities as of such date; (ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, Assume (1) effective as of the MatCo Distribution Date, all Liabilities for earned but unused vacation benefits of the Heritage Dow AgCo Employees other than U.S. Grandfathered Time and (2) effective as of the AgCo Distribution Date, all Liabilities for earned but unused vacation benefits of the Heritage DuPont AgCo Assigned Employees other than U.S. Grandfathered Time, in each case provided that vacation attributable to imputed or pre-employment service may be credited as other paid time off (collectively, the “AgCo Assumed Vacation Liabilities”), and all members of the MatCo Group and SpecCo Group, respectively, shall be relieved of such AgCo Assumed Vacation Liabilities as of such dates, respectively; and (iii) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, Assume (1) effective as of the MatCo Distribution Date, all Liabilities for earned but unused vacation benefits of the Heritage Dow SpecCo Employees other than U.S. Grandfathered Time and (2) effective as of the AgCo Distribution Date, all Liabilities for earned but unused vacation benefits of the Heritage DuPont SpecCo Assigned Employees other than U.S. Grandfathered Time, in each case provided that vacation attributable to imputed or pre-employment service may be credited as other paid time off (collectively, the “SpecCo Assumed Vacation Liabilities”), and all members of the MatCo Group and AgCo Group, respectively, shall be relieved of such SpecCo Assumed Vacation Liabilities as of such dates, respectively.

(b) Statement of Assumed Vacation Liabilities. (i) MatCo shall, or shall cause the applicable member of the MatCo Group to, provide AgCo with a statement of the AgCo Assumed Vacation Liabilities and SpecCo with a statement of the SpecCo Assumed Vacation Liabilities pertaining to Heritage Dow AgCo Employees and Heritage Dow SpecCo Employees, respectively, within sixty (60) days after the MatCo Distribution Date; (ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, provide MatCo, within sixty (60) days after the MatCo Distribution Date, with a statement of the MatCo Assumed Vacation Liabilities pertaining to Heritage DuPont MatCo Employees employed by AgCo or a member of the AgCo Group and provide SpecCo, within sixty (60) days after the AgCo Distribution Date, with a statement of the SpecCo Assumed Vacation Liabilities pertaining to Heritage DuPont SpecCo Assigned Employees; and (iii) SpecCo shall, or shall cause the applicable member of the SpecCo

Group to, provide MatCo, within sixty (60) days after the MatCo Distribution Date, with a statement of the MatCo Assumed Vacation Liabilities pertaining to Heritage DuPont MatCo employees employed by SpecCo or a member of the SpecCo Group and provide AgCo, within sixty (60) days after the AgCo Distribution Date, with a statement of the AgCo Assumed Vacation Liabilities pertaining to Heritage DuPont AgCo Assigned Employees.

(c) Payment of Vacation Benefits Where Required by Law. Notwithstanding anything to the contrary in this Agreement, where required by applicable Law, applicable Labor Agreement, or the terms and conditions of the applicable Heritage Dow Benefit Plan or Heritage DuPont Benefit Plan: (i) as soon as administratively practicable following the MatCo Distribution Date (and no later than the earlier of the dates required by applicable Law, Labor Agreement or the terms and conditions of the applicable Heritage Dow Benefit Plan or Heritage DuPont Benefit Plan), MatCo shall, or shall cause the applicable member of the MatCo Group to, pay out all earned but unused vacation benefits (in addition to U.S. Grandfathered Time) to each Heritage Dow AgCo Employee and each Heritage Dow SpecCo Employee, in each case, entitled to such benefits; (ii) as soon as administratively practicable following the MatCo Distribution Date (and no later than the earlier of the dates required by applicable Law, Labor Agreement or the terms and conditions of the applicable Heritage Dow Benefit Plan or Heritage DuPont Benefit Plan), AgCo shall, or shall cause the applicable member of the AgCo Group to, pay out all earned but unused vacation benefits (in addition to U.S. Grandfathered Time) to each Heritage DuPont MatCo Employee who is employed by AgCo or a member of the AgCo Group and, as soon as administratively practicable following the AgCo Distribution Date (and no later than the date required by applicable Law, Labor Agreement or the terms and conditions of the applicable Heritage Dow Benefit Plan or Heritage DuPont Benefit Plan), AgCo shall, or shall cause the applicable member of the AgCo Group to, pay out all earned but unused vacation benefits (in addition to U.S. Grandfathered Time) to each Heritage DuPont SpecCo Assigned Employee, in each case, entitled to such benefits; and (iii) as soon as administratively practicable following the MatCo Distribution Date (and no later than the earlier of the dates required by applicable Law, Labor Agreement or the terms and conditions of the applicable Heritage Dow Benefit Plan or Heritage DuPont Benefit Plan), SpecCo shall, or shall cause the applicable member of the SpecCo Group to, pay out all earned but unused vacation benefits (in addition to U.S. Grandfathered Time) to each Heritage DuPont MatCo Employee who is employed by SpecCo or a member of the SpecCo Group and, as soon as administratively practicable following the AgCo Distribution Date (and no later than the date required by applicable Law, Labor Agreement or the terms and conditions of the applicable Heritage Dow Benefit Plan or Heritage DuPont Benefit Plan), SpecCo shall, or shall cause the applicable member of the SpecCo Group to, pay out all earned but unused vacation benefits (in addition to U.S. Grandfathered Time) to each Heritage DuPont AgCo Assigned Employee, in each case, entitled to such benefits. During the remainder of calendar year 2019, each Party shall, or shall cause the applicable member of its Group to, permit any Impacted Employee who receives payment of his or her earned but unused vacation benefits in accordance with this Section 1.06(c) to take vacation attributable to such earned but unused vacation benefits (including U.S. Grandfathered Time) after the applicable Distribution Date; provided, however, that any such vacation attributable to the earned but unused vacation benefits paid in accordance with this Section 1.06(c) shall be on an unpaid basis.

Section 1.07 Severance.

(a) Severance for Terminations Following the Distribution Date. Except to the extent otherwise required by applicable Law, applicable Labor Agreement, or as otherwise provided in this Agreement:

(i) if, within twelve (12) months following the MatCo Distribution Date, MatCo or any member of the MatCo Group terminates any Heritage DuPont MatCo Employee for any reason that entitles such employee to cash Severance under the applicable MatCo Severance Plan, MatCo shall pay to such employee at least the amount of cash Severance such employee would have received under the applicable Heritage DuPont Severance Plan, factoring in his or her additional length of service and changes in his or her eligible pay between the MatCo Distribution Date and the date of his or her termination, but without regard to any period of service before the applicable Distribution Date that was taken into account in determining the amount of cash Severance actually previously paid or provided by either Heritage Company or any Party in respect of such period by reason of a triggering event that occurred not more than twelve (12) months before the applicable Distribution Date;

(ii) if AgCo or any member of the AgCo Group terminates (1) any Heritage Dow AgCo Employee within twelve (12) months following the MatCo Distribution Date, or (2) any Heritage DuPont AgCo Assigned Employee within twelve (12) months of the AgCo Distribution Date, in each of the foregoing instances for any reason that entitles such employee to cash Severance under the applicable AgCo Severance Plan, AgCo shall pay to such employee at least the amount of cash Severance such employee would have received under the applicable Heritage Dow Severance Plan or Heritage DuPont Severance Plan, respectively, factoring in his or her additional length of service and changes in his or her eligible pay between the MatCo Distribution Date or the AgCo Distribution Date, as the case may be, and the date of his or her termination, but without regard to any period of service before the applicable Distribution Date that was taken into account in determining the amount of cash Severance actually previously paid or provided by either Heritage Company or any Party in respect of such period by reason of a triggering event that occurred not more than twelve (12) months before the applicable Distribution Date; and

(iii) if SpecCo or any member of the SpecCo Group terminates (1) any Heritage Dow SpecCo Employee within twelve (12) months following the MatCo Distribution Date or (2) any Heritage DuPont SpecCo Assigned Employee within twelve (12) months of the AgCo Distribution Date, in each of the foregoing instances for any reason that entitles such employee to cash Severance under the applicable SpecCo Severance Plan, SpecCo shall pay to such employee at least the amount of cash Severance such employee would have received under the applicable Heritage Dow Severance Plan or Heritage DuPont Severance Plan, respectively, factoring in his or her additional length of service and changes in his or her eligible pay between the MatCo Distribution Date or the AgCo Distribution Date, and the date of his or her termination, but without regard to any period of service before the applicable Distribution Date that was taken into account in determining the amount of cash Severance actually previously paid or provided by either Heritage Company or any Party in respect of such period by reason of a triggering event that occurred not more than twelve (12) months before the applicable Distribution Date.

Notwithstanding any other provision of this Section 1.07, MatCo, AgCo and SpecCo shall, as applicable, each assume and honor the terms of the Heritage DuPont Key Employee Severance Plan and Senior Executive Severance Plan only with respect to terminations occurring through and including August 31, 2019 of Impacted Employees who participated in either plan prior to the applicable Distribution Date from the applicable Distribution Date (and including such date, to the extent provided in Section 1.07(b)), and any Severance paid pursuant to such plans shall be in lieu of any Severance otherwise payable pursuant to this Section 1.07 in respect of any termination on or before August 31, 2019.

(b) Severance for Terminations on or Prior to Distribution Date.

(i) Subject to Section 1.07(b)(ii), Section 1.07(b)(iii), Section 1.07(b)(v), Section 1.16(b) and Section 2.02, (1) in any jurisdiction where applicable Law or applicable Labor Agreement requires Severance to be paid to any individual as a result of the Internal Reorganization or otherwise before the applicable Distribution Date (and not solely by reason of the occurrence of the applicable Distribution), the applicable Heritage Company (which, in the case of Heritage DuPont, shall be deemed for this purpose to mean the employer of the individual upon his or her termination of employment) shall be responsible for making such payment of Severance pursuant to the Heritage Dow Severance Plan or the Heritage DuPont Severance Plan, as applicable, and otherwise pursuant to the applicable Labor Agreement or applicable Law; (2) in any jurisdiction where applicable Law or applicable Labor Agreement requires Severance to be paid to any Impacted Employee solely by reason of the occurrence of the applicable Distribution, the applicable Heritage Company shall be responsible for making such payment of Severance pursuant to the Heritage Dow Severance Plan or the Heritage DuPont Severance Plan, as applicable, subject to reimbursement by the Party or member of its Group that will employ such Impacted Employee upon the applicable Distribution; and (3) in any jurisdiction where applicable Law or applicable Labor Agreement does not require Severance to be paid to any Impacted Employee as a result of the Internal Reorganization or the Distribution and such Severance is nonetheless paid at the direction or with the Consent of the Party or applicable member of its Group that will employ each Impacted Employee upon the applicable Distribution, such Party or member of its Group shall Assume the obligation to pay Severance to such Impacted Employee and all Liabilities arising therefrom.

(ii) Notwithstanding anything to the contrary in this Agreement and subject to Section 1.07(b)(v): (1) if MatCo or the applicable member of the MatCo Group refuses to provide comparable Target Total Direct Compensation as of the applicable Distribution Date to any Heritage DuPont MatCo Employee and such employee becomes a Non-Consenting Employee, MatCo shall reimburse AgCo or SpecCo, as applicable, for the full amount of any Severance payable to such employee pursuant to the applicable Heritage DuPont Severance Plan; (2) if AgCo or the applicable member of the AgCo Group refuses to provide comparable Target Total Direct Compensation as of the applicable Distribution Date to any Heritage Dow AgCo Employee or Heritage DuPont AgCo Assigned Employee and such employee becomes a Non-Consenting Employee, AgCo shall reimburse MatCo or SpecCo, respectively, for the full amount of any Severance payable to such employee pursuant to the Heritage Dow Severance Plan or Heritage DuPont Severance Plan, respectively; and (3) if SpecCo or the applicable member of the SpecCo Group refuses to provide comparable Target Total Direct Compensation as of the applicable Distribution Date to any Heritage Dow SpecCo Employee or Heritage DuPont SpecCo Assigned Employee and such employee becomes a Non-Consenting Employee, SpecCo shall reimburse MatCo or AgCo, respectively, for the full amount of any Severance payable to such employee pursuant to the Heritage Dow Severance Plan or Heritage DuPont Severance Plan, respectively.

(iii) Notwithstanding anything to the contrary in this Agreement and subject to Section 1.07(b)(v) and Section 2.02: (1) if MatCo or the applicable member of the MatCo Group refuses to provide Comparable Benefits as of the applicable Distribution Date to any Heritage DuPont MatCo Employee and such employee becomes a Non-Consenting Employee, MatCo shall reimburse AgCo or SpecCo, as applicable, for the full amount of any Severance payable to such employee pursuant to the Heritage DuPont Severance Plan; (2) if AgCo or the applicable member of the AgCo Group refuses to provide Comparable Benefits as of the applicable Distribution Date to any Heritage Dow AgCo Employee or Heritage DuPont AgCo Assigned Employee and such employee becomes a Non-Consenting Employee, AgCo shall reimburse MatCo or SpecCo, respectively, for the full amount of any Severance payable to such employee pursuant to the Heritage Dow Severance Plan or Heritage DuPont Severance Plan, respectively; and (3) if SpecCo or the applicable member of the SpecCo Group refuses to provide Comparable Benefits as of the applicable Distribution Date to any Heritage Dow SpecCo Employee or Heritage DuPont SpecCo Assigned Employee and such employee becomes a Non-Consenting Employee, SpecCo shall reimburse MatCo or AgCo, respectively, for the full amount of any Severance payable to such employee pursuant to the Heritage Dow Severance Plan or Heritage DuPont Severance Plan, respectively.

(iv) With respect to each Impacted Employee, each applicable Party agrees that each other applicable Party has satisfied its obligation to provide comparable Target Total Direct Compensation pursuant to Section 1.07(b)(ii) if the Target Total Direct Compensation it or the applicable member of its Group pays to such Impacted Employee is no less than the Target Total Direct Compensation of the applicable Heritage Company for such Impacted Employee immediately prior to the MatCo Distribution Date. With respect to each Impacted Employee, each applicable Party agrees that each other applicable Party has satisfied its obligation to provide Comparable Benefits pursuant to Section 1.07(b)(iii) if the Benefits it or the applicable member of its Group provides to such Impacted Employee are, when taken as a whole, not more than five percent (5%) lower in value than the Benefits the applicable Heritage Company provided to such Impacted Employee immediately prior to the MatCo Distribution Date.

(v) For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, subject to Section 2.02, each of MatCo, AgCo and SpecCo and the members of their respective Groups shall satisfy their respective obligations to provide each Impacted Employee with such terms and conditions of employment, including compensation and benefits, as may be required under applicable Law or any applicable Labor Agreement. Notwithstanding anything to the contrary in this Agreement, subject to Section 2.02, (1) if MatCo or the applicable member of the MatCo Group fails to provide as of the MatCo Distribution Date to any Heritage DuPont MatCo Employee such terms and conditions of employment, including compensation and benefits, as required under applicable Law or any applicable Labor Agreement, MatCo (or the applicable member of its Group) shall be responsible for all resulting Liabilities, including paying or reimbursing AgCo or SpecCo, as applicable, for the full amount of any Severance payable under any applicable Law or Labor Agreement to any such employee who becomes a Non-Consenting Employee; (2) if AgCo or the applicable member of the AgCo Group fails to provide as of the applicable Distribution Date to any Heritage Dow AgCo Employee or Heritage DuPont AgCo Assigned Employee such terms and conditions of employment, including compensation and benefits, as required under applicable Law or any applicable Labor Agreement, AgCo (or the applicable member of its Group) shall be responsible for all resulting Liabilities, including paying such employee or reimbursing MatCo or SpecCo, respectively, for the full amount of any Severance payable under any applicable Law or Labor Agreement to any such employee who becomes a Non-Consenting Employee; and (3) if SpecCo or the applicable member of the SpecCo Group fails to provide as of the applicable Distribution Date to any Heritage Dow SpecCo Employee or Heritage DuPont SpecCo Assigned Employee such terms and conditions of employment, including compensation and benefits, as required under applicable Law or any applicable Labor Agreement, SpecCo (or the applicable member of its Group) shall be responsible for all resulting Liabilities, including paying such employee or reimbursing MatCo or AgCo, respectively, for the full amount of any Severance payable under any applicable Law or Labor Agreement to any such employee who becomes a Non-Consenting Employee.

Section 1.08 Annual Cash Incentives (DuPont STIP; Dow PA).

(a) Annual cash incentive compensation earned or accrued by a Heritage Dow Employee for the fiscal year 2018 shall have been paid by Heritage Dow to such Heritage Dow Employee pursuant to the terms and conditions of the applicable Heritage Dow cash incentive compensation plan or policy. Annual cash incentive compensation earned or accrued by a Heritage DuPont Employee for the fiscal year 2018 shall have been paid by Heritage DuPont to such Heritage DuPont Employee pursuant to the terms and conditions of the applicable Heritage DuPont cash incentive compensation plan or policy.

(b) Annual cash incentive compensation earned or accrued by any Heritage Dow AgCo Employee or Heritage Dow SpecCo Employee for the fiscal year 2019 shall be paid by a member of the AgCo Group or SpecCo Group, as applicable, in 2020, pursuant to the terms and conditions of the applicable AgCo or SpecCo cash incentive compensation plan or policy in place on December 31, 2019. Annual cash incentive compensation earned or accrued by any Heritage DuPont MatCo Employee for the fiscal year 2019 shall be paid by a member of the MatCo Group, as applicable, in 2020, pursuant to the terms and conditions of the applicable MatCo cash incentive compensation plan or policy in effect on December 31, 2019.

Section 1.09 Equity Awards. Except as set forth on Schedule 1.09 to this Agreement:

(a) Shareholder Method Other Awards. Each Shareholder Method Other Award shall be converted into a MatCo Equity Award, AgCo Equity Award and SpecCo Equity Award (including a ratable portion of any accumulated dividend equivalents) in accordance with the provisions of this Section 1.09(a).

(i) Effective as of the MatCo Distribution Date, each Shareholder Method Other Award shall be adjusted by MatCo awarding its holder a MatCo Equity Award covering a number of shares of MatCo Common Stock, rounded up to the nearest number of whole shares, equal to the product of the number of shares subject to the Shareholder Method Other Award multiplied by the MatCo Distribution Ratio.

(ii) Effective as of the AgCo Distribution Date, each Shareholder Method Other Award shall be adjusted by AgCo awarding its holder an AgCo Equity Award covering a number of shares of AgCo Common Stock, rounded up to the nearest number of whole shares, equal to the product of the number of shares subject to the Shareholder Method Other Award multiplied by the AgCo Distribution Ratio.

(b) Employer Method Other Awards. With respect to each Employer Method Other Award (including a ratable portion of any accumulated dividend equivalents):

(i) In the case of an Employer Method Other Award held by or in respect of a Person who upon the MatCo Distribution is employed by a member of the MatCo Group or a former employee whose last employment with DowDuPont and its Affiliates was with a member of the MatCo Group (or a holder in respect of such a Person), the DowDuPont Equity Award shall be converted as of the MatCo Distribution Date into a MatCo Equity Award issued by MatCo covering a number of shares of MatCo Common Stock, rounded up to the nearest number of whole shares, equal to the product of the number of shares subject to the DowDuPont Equity Award multiplied by the MatCo Conversion Ratio.

(ii) In the case of an Employer Method Other Award held by (or in respect of) any other Person, then:

(A) the Employer Method Other Award shall be converted, as of the MatCo Distribution Date, into an adjusted DowDuPont Equity Award (the “Interim Award”) covering a number of shares of DowDuPont Common Stock, rounded up to the nearest number of whole shares, equal to the product of the number of shares subject to the Employer Method Other Award multiplied by the SpecCo Initial Conversion Ratio; and

(B) in the case of an Interim Award held by (I) except as provided in Section 1.09(b)(ii)(B)(III), a Person who upon the AgCo Distribution is employed by a member of the AgCo Group, the Interim Award shall be converted as of the AgCo Distribution Date into an AgCo Equity Award issued by AgCo covering a number of shares of AgCo Common Stock, rounded up to the nearest number of whole shares, equal to the product of the number of shares of DowDuPont Common Stock subject to the Interim Award multiplied by the AgCo Conversion Ratio; (II) except as provided in Section 1.09(b)(ii)(B)(III), in the case of an Interim Award held by a Person who upon the AgCo Distribution is employed by a member of the SpecCo Group, the Interim Award shall be converted as of the AgCo Distribution Date into a further adjusted SpecCo Equity Award covering a number of shares of DowDuPont Common Stock, rounded up to the nearest number of whole shares, equal to the product of the number of shares of DowDuPont Common Stock subject to the Interim Award multiplied by the SpecCo Subsequent Conversion Ratio, or (III) a Person who as of the AgCo Distribution Date is either a Person with no identified future role with the AgCo Group or SpecCo Group or a former employee whose last employment with DowDuPont and its Affiliates was with a member of the AgCo Group or the SpecCo Group (or a holder in respect of such a Person), the Interim Award shall be adjusted by AgCo awarding its holder an additional AgCo Equity Award covering a number of shares of AgCo Common Stock, rounded up to the nearest number of whole shares, equal to the product of the number of shares subject to the Interim Award multiplied by the AgCo Distribution Ratio.

(c) Stock Options.

(i) Each DowDuPont Option that is a Shareholder Method Award shall be converted into a MatCo Option issued by MatCo as of the MatCo Distribution Date, an AgCo Option issued by AgCo as of the AgCo Distribution Date and an adjusted DowDuPont Option as of the MatCo Distribution Date and/or the AgCo Distribution Date, as applicable, all in accordance with the following provisions of this Section 1.09(c)(i).

(A) Effective as of the MatCo Distribution Date, the DowDuPont Option shall be converted into (I) a MatCo Option covering a number of shares of MatCo Common Stock, rounded down to the nearest whole share, equal to the number of shares of DowDuPont Common Stock subject to the DowDuPont Option immediately before the MatCo Distribution Date multiplied by the MatCo Distribution Ratio and (II) an adjusted DowDuPont Option that continues to cover the same number of shares of DowDuPont Common Stock subject to the DowDuPont Option immediately before the MatCo Distribution Date. The per-share exercise price of the MatCo Option shall equal the product, rounded up to the nearest penny, of the Pre-Distribution Option Price multiplied by a fraction, the numerator of which is the Post-MatCo (MatCo) Share Price and the denominator of which is the Pre-MatCo (SpecCo) Share Price. The per-share exercise price of the adjusted DowDuPont Option (the “Adjusted Option Price”) shall equal the product, rounded up to the nearest penny, of the Pre-Distribution Option Price multiplied by a fraction, the numerator of which is the Post-MatCo (SpecCo) Share Price and the denominator of which is the Pre-MatCo (SpecCo) Share Price.

(B) Effective as of the AgCo Distribution Date, the DowDuPont Option (as adjusted pursuant to the preceding paragraph (A), if applicable) shall be converted into (I) an AgCo Option covering a number of shares of AgCo Common Stock, rounded down to the nearest whole share, equal to the number of shares of DowDuPont Common Stock subject to the adjusted DowDuPont Option immediately before the AgCo Distribution Date multiplied by the AgCo Distribution Ratio and (II) an adjusted DowDuPont Option that continues to cover the same number of shares of DowDuPont Common Stock subject to the DowDuPont Option immediately before the AgCo Distribution Date. The per-share exercise price of the AgCo Option shall equal the product, rounded up to the nearest penny, of the Adjusted Option Price multiplied by a fraction, the numerator of which is the Post-AgCo (AgCo) Share Price and the denominator of which is the Pre-AgCo (SpecCo) Share Price. The per-share exercise price of the adjusted DowDuPont Option shall equal the product, rounded up to the nearest penny, of the Adjusted Option Price multiplied by a fraction, the numerator of which is the Post-AgCo (SpecCo) Share Price and the denominator of which is the Pre-AgCo (SpecCo) Share Price.

(ii) With respect to any DowDuPont Option that is an Employer Method Award:

(A) In the case of a DowDuPont Option held by (or in respect of) a Person who upon the MatCo Distribution is employed by a member of the MatCo Group or a former employee whose last employment with DowDuPont and its Affiliates was with a member of the MatCo Group, the DowDuPont Option shall be converted as of the MatCo Distribution Date into a MatCo Option issued by MatCo covering a number of shares of MatCo Common Stock, rounded down to the nearest number of whole shares, equal to the product of the number of shares subject to the DowDuPont Option multiplied by the MatCo Conversion Ratio with a per-share exercise price, rounded up to the nearest penny, equal to the Pre-Distribution Option Price divided by the MatCo Conversion Ratio.

(B) In the case of a DowDuPont Option that is an Employer Method Award held by (or in respect of) any other Person:

(I) the DowDuPont Option shall be converted, as of the MatCo Distribution Date, into an adjusted DowDuPont Option (the “Interim Option”) covering a number of shares of DowDuPont Common Stock, rounded down to the nearest number of whole shares, equal to the product of the number of shares subject to the DowDuPont Option multiplied by the SpecCo Initial Conversion Ratio with a per-share exercise price, rounded up to the nearest penny, equal to the Pre-Distribution Option Price divided by the SpecCo Initial Conversion Ratio (the “Interim Exercise Price”); and

(II) in the case of an Interim Option held by (x) except as provided in Section 1.09(c)(ii)(B)(II)(z), a Person who upon the AgCo Distribution is employed by a member of the AgCo Group, the Interim Option shall be converted as of the AgCo Distribution Date into an AgCo Option covering a number of shares of AgCo Common Stock, rounded down to the nearest number of whole shares, equal to the product of the number of shares of DowDuPont Common Stock subject to the Interim Option multiplied by the AgCo Conversion Ratio with a per-share exercise price, rounded up to the nearest penny, equal to the Interim Exercise Price divided by the AgCo Conversion Ratio, (y) except as provided in Section 1.09(c)(ii)(B)(II)(z), a Person who upon the

AgCo Distribution is employed by a member of the SpecCo Group, the Interim Option shall be converted as of the AgCo Distribution Date into a further adjusted SpecCo Equity Award covering a number of shares of DowDuPont Common Stock, rounded down to the nearest number of whole shares, equal to the product of the number of shares of DowDuPont Common Stock subject to the Interim Option multiplied by the SpecCo Subsequent Conversion Ratio with a per-share exercise price, rounded up to the nearest penny, equal to the Interim Exercise Price divided by the SpecCo Subsequent Conversion Ratio, and (z) a Person who as of the AgCo Distribution Date is either a Person with no identified future role with the AgCo Group or SpecCo Group or a former employee whose last employment with DowDuPont and its Affiliates was with a member of the AgCo Group or the SpecCo Group (or a holder in respect of such a Person), the Interim Option shall be converted as of the AgCo Distribution Date into (i) an AgCo Option covering a number of shares of AgCo Common Stock, rounded down to the nearest number of whole shares, equal to the number of shares of DowDuPont Common Stock subject to the Interim Option immediately before the AgCo Distribution Date multiplied by the AgCo Distribution Ratio, with the per-share exercise price of the AgCo Option equal to the product, rounded up to the nearest penny, of the Interim Exercise Price multiplied by a fraction, the numerator of which is the Post-AgCo (AgCo) Share Price and the denominator of which is the Pre-AgCo (SpecCo) Share Price, and (ii) a further adjusted DowDuPont Option that continues to cover the same number of shares of DowDuPont Common Stock subject to the DowDuPont Option immediately before the AgCo Distribution Date, with the per-share exercise price of the adjusted DowDuPont Option equal to the product, rounded up to the nearest penny, of the Interim Exercise Price multiplied by a fraction, the numerator of which is the Post-AgCo (SpecCo) Share Price and the denominator of which is the Pre-AgCo (SpecCo) Share Price.

(d) Award Terms; Vesting; Treatment of Service. Except as otherwise provided in this Section 1.09, the terms and conditions applicable to MatCo Equity Awards and AgCo Equity Awards shall be substantially identical to the terms and conditions applicable to the underlying DowDuPont Equity Award (as set forth in the applicable plan, award agreement or in any otherwise applicable agreement with DowDuPont or its Affiliates). All MatCo Equity Awards and AgCo Equity Awards shall become vested upon the date the underlying DowDuPont Equity Award would have otherwise vested in accordance with the existing vesting schedule. For purposes of determining continued vesting in MatCo Equity Awards, AgCo Equity Awards and DowDuPont Equity Awards, continued service by the holder to the MatCo Group, AgCo Group or SpecCo Group, as the case may be, shall be treated as continuous service with MatCo, AgCo and SpecCo, respectively.

(e) Certain Additional Considerations. Notwithstanding anything to the contrary in this Section 1.09:

(i) To the extent the Board determines before the MatCo Distribution Date that the treatment of an award as a Shareholder Method Award is not practicable due to applicable Laws or the potential imposition of adverse Taxes or penalties, such awards shall be treated as Employer Method Awards.

(ii) The Parties shall cooperate in good faith, in respect of jurisdictions outside the United States, to treat Shareholder Method Awards as Employer Method Awards where Tax or regulatory considerations render the treatment of Shareholder Method Awards unduly burdensome to the holder thereof.

(iii) All of the adjustments described in this Section 1.09 shall be effected in accordance with Sections 409A and 424 of the Code.

(iv) The Parties hereby acknowledge that the provisions of this Section 1.09 are intended to achieve certain Tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

(f) Equity Plan Adoption; Registration Statement.

(i) Effective as of the MatCo Distribution Date, MatCo shall adopt an equity incentive plan (the “MatCo Stock Plan”), which shall permit the issuance of MatCo Equity Awards as described in this Section 1.09. The MatCo Stock Plan shall be approved before the Effective Time by DowDuPont as MatCo’s sole stockholder.

(ii) Effective as of the AgCo Distribution Date, AgCo shall adopt an equity incentive plan (the “AgCo Stock Plan”), which shall permit the issuance of AgCo Equity Awards as described in this Section 1.09. The AgCo Stock Plan shall be approved before the AgCo Distribution Date by DowDuPont as AgCo’s sole stockholder.

(iii) The Parties shall use commercially reasonable efforts to maintain effective registration statements with the Securities and Exchange Commission with respect to the MatCo Equity Awards, AgCo Equity Awards and SpecCo Equity Awards described in this Section 1.09, to the extent any such registration statement is required by applicable Law.

(g) Settlement, Delivery; Tax Reporting and Withholding.

(i) From and after the applicable Distribution Date, MatCo shall have sole responsibility for the settlement of and/or delivery of shares of MatCo Common Stock pursuant to MatCo Equity Awards to any holder of such award and shall be solely entitled to any exercise price payable in respect of MatCo Options, AgCo shall have sole responsibility for the settlement of and/or delivery of shares of AgCo Common Stock pursuant to AgCo Equity Awards to any holder of such award and shall be solely entitled to any exercise price payable in respect of AgCo Options and SpecCo shall have sole responsibility for the settlement of and/or delivery of shares of DowDuPont Common Stock pursuant to SpecCo Equity Awards to any holder of such award and shall be solely entitled to any exercise price payable in respect of SpecCo Options, and except as otherwise provided in this Section 1.09(g) each entity shall do so without compensation from any other such entity.

(ii) Upon the vesting, payment or settlement, as applicable, of MatCo Equity Awards, AgCo Equity Awards and SpecCo Equity Awards (in each case including with respect to dividends and dividend equivalents), MatCo, AgCo or SpecCo, respectively, shall be solely entitled to a Tax deduction in respect of, and shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of, each holder thereof who is or, upon their last employment termination, was employed by a member of the MatCo Group, AgCo Group or SpecCo Group, respectively (or who holds the award in respect of any such individual), and for ensuring the collection and remittance of applicable employee withholding Taxes to the applicable Governmental Entity. To the extent shares of MatCo Common Stock, AgCo Common Stock or DowDuPont Common Stock are withheld and/or delivered to satisfy Tax withholding obligations in respect of the vesting, payment or settlement of MatCo Equity Awards, AgCo Equity Awards or SpecCo Equity Awards, respectively, to the extent the issuer is not responsible pursuant to this clause (ii) for satisfying the applicable Tax withholding and remittance requirements, the issuer shall remit to the responsible Party cash in an amount sufficient to satisfy such requirements.

(iii) Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of MatCo Options, AgCo Options and SpecCo Options and the settlement of other DowDuPont Equity Awards, MatCo Equity Awards, AgCo Equity Awards and SpecCo Equity Awards and to effect the Tax benefits and obligations contemplated by this subsection (g). Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for Tax withholding/remittance, compliance with trading windows and compliance with the requirements of applicable Laws.

Section 1.10 Pension/OPEB/Welfare Benefit Claims.

(a) U.S. Pension Plans. There shall be no Transfer of Assets or Liabilities (including without limitation with respect to Actions) between, or otherwise among the Parties in respect of, any Benefit Plan maintained by any of them or their respective Affiliates that is a U.S. defined benefit pension plan intended to satisfy the requirements of Section 401(a) of the Code. Without limiting the foregoing, AgCo or a member of its Group shall maintain all Liability under or otherwise in respect of the DuPont Pension and Retirement Plan, including any Actions in respect thereof.

(b) Non-U.S. Pension Plans.

(i) Except to the extent required by applicable Law or as otherwise provided in subsection (b)(ii), below, there shall be no Transfer of Assets or Liabilities (including without limitation with respect to Actions) between, or otherwise among the Parties in respect of, any Benefit Plan maintained by any of them or their respective Affiliates that is a non-U.S. defined benefit pension plan. For the avoidance of doubt, Schedule 1.10(b)(i) to this Agreement identifies those arrangements where there shall be a Transfer of Assets or Liabilities or both as required by applicable Law, and any arrangement not identified on such Schedule shall be deemed for purposes of this Agreement to be one for which such a Transfer of Assets or Liabilities is not required by applicable Law.

(ii) To the extent provided in Schedule 1.10(b)(ii) to this Agreement, the Parties shall cause the Transfer of Assets or Liabilities between, or otherwise among them in respect of, any Benefit Plan maintained by any of them or their respective Affiliates that are non-U.S. defined benefit pension plans, although such Transfer of Assets or Liabilities is not otherwise required by applicable Law.

(c) OPEB.

(i) Except to the extent required by applicable Law or as otherwise provided in subsection (c)(ii) or (c)(iii), below, there shall be no Transfer of Assets or Liabilities (including without limitation with respect to Actions) between, or otherwise among the Parties in respect of, any OPEB Plan. For the avoidance of doubt, Schedule 1.10(c)(i) to this Agreement identifies those OPEB Plans where there shall be a Transfer of Assets or Liabilities or both as required by applicable Law, and any OPEB Plan not identified on such Schedule shall be deemed for purposes of this Agreement to be one for which such a Transfer of Assets or Liabilities is not required by applicable Law.

(ii) The Benefit Plans identified on Schedule 1.10(c)(ii) to this Agreement shall be Assumed as indicated therein.

(iii) Notwithstanding anything to the contrary in Sections 1.03, 1.04 or 1.10, SpecCo shall Assume (or cause a member of its Group to Assume) Liabilities related to the E.I. DuPont de Nemours and Company Long Term Care Insurance Plan, which shall not be considered a Benefit for purposes of Section 1.03 or a Benefit Plan for purposes of Section 1.04.

(d) Welfare Benefit Claims. Notwithstanding anything to the contrary in this Agreement and except as set forth on Schedule 1.10(d) to this Agreement, (i) MatCo shall remain responsible for any claims under any Heritage Dow Benefit Plans that are welfare benefits plans (the “Heritage Dow Group Welfare Plans”) that were incurred prior to the MatCo Distribution Date with respect to each Heritage Dow AgCo Employee and Heritage Dow SpecCo Employee; (ii) AgCo shall remain responsible for any claims under any Heritage DuPont Benefit Plans that are welfare benefits plans (the “Heritage DuPont Group Welfare Plans”) that were incurred prior to the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date) with respect to each Heritage DuPont MatCo Employee who is employed by AgCo or a member of the AgCo Group immediately prior to the Internal Reorganization or any Heritage DuPont SpecCo Assigned Employee; and (iii) SpecCo shall remain responsible for any claims under any Heritage DuPont Group Welfare Plan that were incurred prior to the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date) with respect to each Heritage DuPont MatCo Employee who is employed by SpecCo or a member of the SpecCo Group immediately prior to the Internal Reorganization or any Heritage DuPont AgCo Assigned Employee; provided, however, that clauses (i) through (iii) shall not apply to any long-term disability coverage for any employee who incurred a short-term disability event but was not an LTD Employee prior to the applicable Distribution Date. Except in the event of any claim for workers’ compensation benefits for purposes of Section 2.08, any claims shall be deemed to be incurred pursuant to the terms and conditions of the Heritage Dow Group Welfare Plan or the Heritage DuPont Group Welfare Plan, as the case may be, provided that the Parties shall use their best efforts to ensure that there is no failure to cover any claim that otherwise would have been covered under a Heritage Company Benefit Plan but for the provisions of this Agreement.

Section 1.11 Labor Matters. Notwithstanding anything to the contrary in this Agreement, subject to Section 2.02, as of the MatCo Distribution Date: (a) MatCo shall honor, or cause the applicable members of the MatCo Group to honor, in accordance with their terms, each of the MatCo Labor Agreements; (b) AgCo shall honor, or cause the applicable members of the AgCo Group to honor, in accordance with their terms, each of the AgCo Labor Agreements; and (c) SpecCo shall honor, or cause the applicable members of the SpecCo Group to honor, in accordance with their terms, each of the SpecCo Labor Agreements. Prior to the date hereof, each Party shall have complied, or shall have caused the applicable member of its Group to comply, and prior to each Distribution Date, each Party shall comply, or shall have caused the applicable member of its Group to comply, with any obligations it has under applicable Laws and applicable Labor Agreements to inform and/or consult with any Employee Representative Body or group of employees in connection with this Agreement, the arrangements proposed in this Agreement, the Internal Reorganization and/or the Distributions. Each of the other Parties and members of their respective Groups who will employ the employees represented by an Employee Representative Body after the Internal Reorganization and/or the Distributions shall have reasonably cooperated (for such information or consultation obligations required to be completed on or prior to the date hereof), and shall reasonably cooperate (for such information or consultation obligations required to be completed after the date hereof), with such Party or member of its Group in order to comply with such obligations, including by providing all documents and information necessary to complete such information and/or consultation requirements.

Section 1.12 Expatriate Assignments.

(a) Allocation of Liabilities for Concluded Expatriate Assignments. Except to the extent otherwise required by applicable Law, and notwithstanding anything to the contrary in Section 1.16: (i) MatCo shall, or shall cause the applicable member of the MatCo Group to, retain (1) all Liabilities (including obligations, if any, to administer, or provide post-repatriation benefits or services under, Heritage Dow’s expatriate programs) arising from or relating to each Heritage Dow Employee whose expatriate assignment ended prior to the MatCo Distribution Date (without regard to which Heritage Company, Party or Group member initiated such expatriate assignment), and (2) all rights to receive any repayment or reimbursement (including repayment or reimbursement of any trailing tax reconciliation or tax equalization by the applicable Impacted Employee) from such Heritage Dow Employee; (ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, retain (1) all Liabilities (including obligations, if any, to administer, or provide post-repatriation benefits or services under, Heritage DuPont’s expatriate programs) arising from or relating to each Heritage DuPont Employee who is employed by AgCo or a member of the AgCo Group as of immediately prior to the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date) and whose expatriate assignment ended prior to such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such expatriate assignment), and (2) all rights to receive any repayment or reimbursement (including repayment or reimbursement of any trailing tax reconciliation or tax equalization by the applicable Impacted Employee) from such Heritage DuPont Employee; and (iii) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, retain (1) all Liabilities (including obligations, if any, to administer, or provide post-repatriation benefits or services under, Heritage DuPont’s expatriate programs) arising from or relating to each Heritage DuPont Employee who is employed by SpecCo or a member of the SpecCo Group as of immediately prior to the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date) and whose expatriate assignment ended prior to such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such expatriate assignment), and (2) all rights to receive any repayment or reimbursement (including repayment or reimbursement of any trailing tax reconciliation or tax equalization by the applicable Impacted Employee) from such Heritage DuPont Employee.

(b) Allocation of Liabilities for Ongoing Expatriate Assignments. Except to the extent otherwise required by applicable Law, and, for the avoidance of doubt, pursuant to Section 1.16: (i) MatCo shall, or shall cause the applicable member of the MatCo Group to, Assume all (1) Liabilities (including obligations, if any, to provide post-repatriation benefits or services under Heritage DuPont’s expatriate programs, provided that, for the avoidance of doubt, except as otherwise required by applicable Law or applicable Labor Agreement, there shall be no obligation to continue such benefits or services) arising from or relating to each Heritage DuPont MatCo Employee whose expatriate assignment began prior to the MatCo Distribution Date and which expatriate assignment is still in progress on the MatCo Distribution Date (without regard to which Heritage Company, Party or Group member initiated such expatriate assignment); and (2) rights to receive any repayment or reimbursement (including repayment or reimbursement of any trailing tax reconciliation or tax equalization by the applicable Impacted Employee) from such Heritage DuPont MatCo Employee; (ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, Assume all (1) Liabilities (including obligations, if any, to provide post-repatriation benefits or services under Heritage Dow’s or Heritage DuPont’s expatriate programs, as applicable, provided that, for the avoidance of doubt, except as otherwise required by applicable Law or applicable Labor Agreement, there shall be no obligation to continue such benefits or services) arising from or relating to each Heritage Dow AgCo Employee and Heritage DuPont AgCo Assigned Employee whose expatriate assignment began prior to the MatCo Distribution Date or AgCo Distribution Date, respectively, and which expatriate assignment is still in progress on such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such expatriate assignment); and (2) rights to receive any repayment or reimbursement (including repayment or reimbursement of any trailing tax reconciliation or tax equalization by the applicable Impacted Employee) from such Heritage Dow AgCo Employee or Heritage DuPont AgCo Assigned Employee, respectively; and (iii) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, Assume all (1) Liabilities (including obligations, if any, to provide post-repatriation benefits or services under Heritage Dow’s or Heritage DuPont’s expatriate programs, as applicable, provided that, for the avoidance of doubt, except as otherwise required by applicable Law or applicable Labor Agreement, there shall be no obligation to continue such benefits or services) arising from or relating to each Heritage Dow SpecCo Employee and Heritage DuPont SpecCo Assigned Employee whose expatriate assignment began prior to the MatCo Distribution Date or AgCo Distribution Date, respectively, and which expatriate assignment is still in progress on such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such expatriate assignment); and (2) rights to receive any repayment or reimbursement (including repayment or reimbursement of any trailing tax reconciliation or tax equalization by the applicable Impacted Employee) from such Heritage Dow SpecCo Employee or Heritage DuPont SpecCo Assigned Employee, respectively.

Section 1.13 In-Country and International Relocations.

(a) Benefits for Impacted Employee Relocations. Except as set forth on Schedule 1.13(a) to this Agreement or to the extent otherwise required by applicable Law or applicable Labor Agreement, and notwithstanding anything to the contrary in Section 1.16: (i) MatCo shall, or shall cause the applicable member of the MatCo Group to, administer and provide benefits or services, pursuant to the applicable Heritage Dow in-country or international relocation program, to any Heritage Dow AgCo Employee or any Heritage Dow SpecCo Employee whose relocation was initiated prior to the MatCo Distribution Date and which relocation is still in progress on the MatCo Distribution Date (without regard to which Heritage Company, Party or Group member initiated such relocation); (ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, administer and provide benefits or services, pursuant to the applicable Heritage DuPont in-country or international relocation program, to any Heritage DuPont MatCo Employee who was employed by AgCo or a member of the AgCo Group when the relocation was initiated or any Heritage DuPont SpecCo Assigned Employee, in each case whose relocation was initiated prior to the MatCo Distribution Date or AgCo Distribution Date, respectively, and which relocation is still in progress on such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such relocation); and (iii) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, administer and provide benefits or services, pursuant to the applicable Heritage DuPont in-country or international relocation program, to any Heritage DuPont MatCo Employee who was employed by SpecCo or a member of the SpecCo Group when the relocation was initiated or any Heritage DuPont AgCo Assigned Employee, in each case whose relocation was initiated prior to the MatCo Distribution Date or AgCo Distribution Date, respectively, and which relocation is still in progress on such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such relocation).

(b) Allocation of Liabilities for Impacted Employee Relocations. Except as set forth on Schedule 1.13(b) to this Agreement or to the extent otherwise required by applicable Law or applicable Labor Agreement, and, for the avoidance of doubt, pursuant to Section 1.16: (i) MatCo shall, or shall cause the applicable member of the MatCo Group to, Assume (1) all Liabilities arising from or relating to an in-country relocation of any Heritage DuPont MatCo Employee initiated prior to the MatCo Distribution Date and which relocation is still in progress on the MatCo Distribution Date (without regard to which Heritage Company, Party or Group member initiated such in-country relocation), and (2) all Liabilities arising from or relating to an international relocation of any Heritage DuPont MatCo Employee initiated following August 31, 2017 and prior to the MatCo Distribution Date and which relocation is still in progress on the MatCo Distribution Date (without regard to which Heritage Company, Party or Group member initiated such international relocation); (ii) AgCo shall, or shall cause the applicable member of the AgCo Group to, Assume (1) all Liabilities arising from or relating to an in-country relocation of any Heritage Dow AgCo Employee or Heritage DuPont AgCo Assigned Employee initiated prior to the MatCo Distribution Date or AgCo Distribution Date, respectively, and which relocation is still in progress on such Distribution Date (without regard to which Heritage

Company, Party or Group member initiated such in-country relocation), and (2) all Liabilities arising from or relating to an international relocation of any Heritage Dow AgCo Employee or Heritage DuPont AgCo Assigned Employee initiated following August 31, 2017 and prior to the MatCo Distribution Date or the AgCo Distribution Date, respectively, and which relocation is still in progress on such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such international relocation); and (iii) SpecCo shall, or shall cause the applicable member of the SpecCo Group to, Assume (1) all Liabilities arising from or relating to an in-country relocation of any Heritage Dow SpecCo Employee or Heritage DuPont SpecCo Assigned Employee initiated prior to the MatCo Distribution Date or AgCo Distribution Date and which relocation is still in progress on such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such in-country relocation), and (2) all Liabilities arising from or relating to an international relocation of any Heritage Dow SpecCo Employee or Heritage DuPont SpecCo Assigned Employee initiated following August 31, 2017 and prior to the MatCo Distribution Date or the AgCo Distribution Date, respectively, and which relocation is still in progress on such Distribution Date (without regard to which Heritage Company, Party or Group member initiated such international relocation).

Section 1.14 Non-Solicitation.

(a) The Parties have invested significant time, costs and resources to select the employees for their proper roles within their respective future workforces. To ensure that each of the Parties receives the benefit of such investments and retains skilled employees necessary to conduct their respective businesses, for a period commencing on the MatCo Distribution Date and ending on the shorter of (x) twenty-four (24) months following the AgCo Distribution Date, but no later than twenty-six (26) months following the MatCo Distribution Date or (b) the maximum period permitted by applicable Law in each applicable jurisdiction:

(i) Without the prior written consent of AgCo’s Chief Human Resources Officer or SpecCo’s Chief Human Resources Officer, as applicable, MatCo shall not, and shall cause the members of the MatCo Group not to, directly or indirectly Solicit: (1) any employee of AgCo, the AgCo Group, SpecCo or the SpecCo Group (excluding any Heritage DuPont MatCo Employee who is a Delayed Employment Employee or Returning LTD Employee, subject to the terms of Section 1.02(c) and Section 1.02(d), as applicable); (2) within ninety (90) days of the applicable termination of employment, any former employee of AgCo, the AgCo Group, SpecCo or the SpecCo Group who was not involuntarily terminated by the applicable Party or Group (other than any Non-Consenting Employee covered by clause (3) of this Section 1.14(a)(i)); or (3) any Heritage Dow Employee or Heritage DuPont Employee who was Ring-Fenced to AgCo or SpecCo and became a Non-Consenting Employee, as applicable;

(ii) Without the prior written consent of MatCo’s Chief Human Resources Officer or SpecCo’s Chief Human Resources Officer, as applicable, AgCo shall not, and shall cause the members of the AgCo Group not to, directly or indirectly, Solicit: (1) any employee of MatCo, the MatCo Group, SpecCo or the SpecCo Group (excluding any Heritage Dow AgCo Employee or Heritage DuPont AgCo Assigned Employee who is a Delayed Employment Employee or Returning LTD Employee, subject to the terms of Section 1.02(d) and Section 1.02(e), as applicable); (2) within ninety (90) days of the applicable termination of employment, any former employee of MatCo, the MatCo Group, SpecCo or the SpecCo Group who was not involuntarily terminated by the applicable Party or Group (other than any Non-Consenting Employee covered by clause (3) of this Section 1.14(a)(ii)); or (3) any Heritage Dow Employee or Heritage DuPont Employee who was Ring-Fenced to MatCo or SpecCo and became a Non-Consenting Employee; and

(iii) Without the prior written consent of MatCo’s Chief Human Resources Officer or AgCo’s Chief Human Resources Officer, as applicable, SpecCo shall not, and shall cause the members of the SpecCo Group not to, directly or indirectly, Solicit: (1) any employee of MatCo, the MatCo Group, AgCo or the AgCo Group (excluding any Heritage Dow SpecCo Employee or Heritage DuPont SpecCo Assigned Employee who is a Delayed Employment Employee or Returning LTD Employee, subject to the terms of Section 1.02(d) and Section 1.02(e), as applicable); (2) within ninety (90) days of the applicable termination of employment, any former employee of MatCo, the MatCo Group, AgCo or the AgCo Group who was not involuntarily terminated by the applicable Party or Group (other than any Non-Consenting Employee covered by clause (3) of this Section 1.14(a)(iii)); or (3) any Heritage Dow Employee or Heritage DuPont Employee who was Ring-Fenced to MatCo or AgCo and became a Non-Consenting Employee.

Notwithstanding the foregoing, the restrictions on solicitation in this Section 1.14 (A) shall not apply to solicitations made to the public generally through bona fide public advertisements or job postings that are not targeted at employees of any Party or of any member of such Party’s Group, and (B) shall not restrict any Party or member of its Group from soliciting or hiring any individual who provided services to such Party or member of its Group pursuant to an Operating Services Agreement (as defined in the Separation Agreement) upon the termination of such Operating Services Agreement.

(b) If, at the time of enforcement of this Section 1.14, a court shall hold that the duration, scope or other restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and other restrictions then permitted by applicable Law.

Section 1.15 Employee Records. To the extent required by applicable Law or as reasonably required in order for the Parties to perform their obligations under this Agreement or as provided in Schedule 1.15 to this Agreement, each Party shall, and shall cause the applicable member of its Group to, transfer copies of all applicable employee records, data or information, and compliance-related training documents, with respect to each Impacted Employee to the applicable Party or applicable member of its Group (“Employee Records”) in a manner compliant with applicable Law and as agreed upon by the applicable members of the applicable Groups in each Relevant Jurisdiction and, with respect to medical records (which shall not include “protected health information” as described in the following sentence), in accordance with the treatment of employee medical records provided in Schedule 1.15 to this Agreement; provided, however, that no transfer shall be necessary to the extent such employee records are already in the possession and control of the applicable member of its Group. For the avoidance of doubt, Employee Records do not include “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar state, local or foreign Law. To the extent there are any employee records, data or information not transferred pursuant to this Section 1.15, then the Party in control of such records, data or information shall preserve and provide access to such records, data and information in accordance with and subject to the terms of Section 9.1 and Section 9.2 of the Separation Agreement.

Section 1.16 HR Liabilities.

(a) In General. Except to the extent otherwise required by applicable Law or as otherwise provided in this Agreement: (i) MatCo shall, or shall cause a member of the MatCo Group to, Assume all of the MatCo HR Liabilities; (ii) AgCo shall, or shall cause a member of the AgCo Group to, Assume all of the AgCo HR Liabilities; and (iii) SpecCo shall, or shall cause a member of the SpecCo Group to, Assume all of the SpecCo HR Liabilities, in each case, regardless of (v) when or where such Liabilities arose or arise; (w) whether the facts upon which they are based occurred prior to, on, or subsequent to the Effective Time; (x) where or against whom such Liabilities are asserted or determined; (y) regardless of whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, fraud, or misrepresentation by any member of the MatCo Group, AgCo Group, or SpecCo Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries, or Affiliates; and (z) which entity is named in any Action associated with any Liability.

(b) Liabilities for Deselected Employees. Except to the extent otherwise required by applicable Law or as otherwise provided in this Agreement,

(i) MatCo shall, or shall cause a member of the MatCo Group to, Assume all of the HR Liabilities related to (1) each Heritage Dow MatCo Deselected Employee, (2) each Heritage DuPont MatCo Deselected Employee who is terminated by AgCo or SpecCo after MatCo or a member of the MatCo Group (x) deselects such Person in violation of applicable Law or (y) deselects such Person in accordance with applicable Law but does not provide adequate documentation and supporting materials to AgCo or SpecCo, as the case may be, sufficient to allow such Party to terminate and, where applicable, obtain a valid release from such Person, and (3) each Heritage Dow AgCo Deselected Employee and Heritage Dow SpecCo Deselected Employee whom AgCo or SpecCo, respectively, deselects in accordance with applicable Law and in respect of whom AgCo or SpecCo, respectively, provides MatCo with adequate documentation and supporting materials sufficient to allow MatCo to terminate and obtain a valid release from such Person;

(ii) AgCo shall, or shall cause a member of the AgCo Group to, Assume all of the HR Liabilities related to (1) each Heritage DuPont AgCo Deselected Employee, (2) each Heritage Dow AgCo Deselected Employee or Heritage DuPont AgCo Deselected Employee who is terminated by MatCo or SpecCo, respectively, after AgCo or a member of the AgCo Group (x) deselects such Person in violation of applicable Law or (y) deselects such Person in accordance with applicable Law but does not provide adequate documentation and supporting materials to MatCo or SpecCo, as the case may be, sufficient to allow such Party to terminate and, where applicable, obtain a valid release from such Person, and (3) each Heritage DuPont MatCo Deselected Employee and Heritage DuPont SpecCo Deselected Employee, in each case who is employed by AgCo or a member of the AgCo Group, whom MatCo or SpecCo, respectively, deselect in accordance with applicable Law and in respect of whom MatCo or SpecCo, respectively, provide AgCo with adequate documentation and supporting materials sufficient to allow AgCo to terminate and obtain a valid release from such Person;

(iii) SpecCo shall, or shall cause a member of the SpecCo Group to, Assume all of the HR Liabilities related to (1) each Heritage DuPont SpecCo Deselected Employee, (2) each Heritage Dow SpecCo Deselected Employee or Heritage DuPont SpecCo Deselected Employee who is terminated by MatCo or AgCo, respectively, after SpecCo or a member of the SpecCo Group (x) deselects such Person in violation of applicable Law or (y) deselects such Person in accordance with applicable Law but does not provide adequate documentation and supporting materials to MatCo or AgCo, as the case may be, sufficient to allow such Party to terminate and, where applicable, obtain a valid release from such Person, and (3) each Heritage DuPont MatCo Deselected Employee and Heritage DuPont AgCo Deselected Employee, in each case who is employed by SpecCo or a member of the SpecCo Group, whom MatCo or AgCo, respectively, deselect in accordance with applicable Law and in respect of whom MatCo or AgCo, respectively, provide SpecCo with adequate documentation and supporting materials sufficient to allow SpecCo to terminate and obtain a valid release from such Person.

(iv) Each Party agrees to supply each other Party with documentation and supporting materials as may reasonably be requested by such other Party with respect to subclauses 1 and 3 of each of clauses (i) through (iii) of this Section 1.16(b) (including any notice required pursuant to the Older Workers Benefit Protection Act of 1990), and to preserve selection and deselection records for any applicable statute of limitations, provide reasonable access to each other Party and reasonably cooperate with each other Party in connection with any claims or proceedings with respect to this Section 1.16(b); provided, however, that each Party legally responsible for terminating any Deselected Employee shall be responsible for delivering such materials to such Deselected Employees.

(c) Liabilities for Non-Consenting Employees. For the avoidance of doubt, except to the extent otherwise required by applicable Law or as otherwise provided in this Agreement, including Section 1.07(b):

(i) MatCo shall, or shall cause a member of the MatCo Group to, Assume all of the HR Liabilities related to any Non-Consenting Employee who is a Heritage Dow Employee;

(ii) AgCo shall, or shall cause a member of the AgCo Group to, Assume all of the HR Liabilities related to any Non-Consenting Employee who is a Heritage DuPont AgCo Aligned Employee; and

(iii) SpecCo shall, or shall cause a member of the SpecCo Group to, Assume all of the HR Liabilities related to any Non-Consenting Employee who is a Heritage DuPont SpecCo Aligned Employee or a Heritage DuPont MatCo Aligned Employee.

(d) Liabilities for Former Employees. Except to the extent otherwise required by applicable Law or as otherwise provided in Section 1.16(b) with respect to Deselected Employees or Section 1.16(c) with respect to Non-Consenting Employees or this Section 1.16(d) with respect to Former Other Business Employees, any HR Liability in respect of individuals who, as of immediately prior to the applicable Distribution Date, are former employees of Heritage Dow or Heritage DuPont or any of their respective predecessors or former Affiliates, shall be, to the extent not otherwise addressed herein, (i) a MatCo HR Liability to the extent relating to, arising out of, by reason of or otherwise in connection with the Material Sciences Business; (ii) an AgCo HR Liability to the extent relating to, arising out of, by reason of or otherwise in connection with the Agriculture Business; and (iii) a SpecCo HR Liability to the extent relating to, arising out of, by reason of or otherwise in connection with the Specialty Products Business. With respect to the HR Liabilities pertaining to any Former Other Business Employee, to the extent not otherwise addressed herein, the principles of the Separation Agreement shall apply to such HR Liability.

(e) Joint and Several Liabilities. With respect to HR Liabilities that, under applicable Law or Labor Agreement, result in joint and several liability between two or more Parties, such HR Liabilities, to the extent not otherwise addressed herein, shall be apportioned among the Parties based on the principles of the Separation Agreement in respect of shared liabilities.

Section 1.17 Indemnification. Except to the extent otherwise required by applicable Law or as otherwise provided in this Agreement:

(a) MatCo Indemnification. MatCo shall, and shall cause each member of the MatCo Group to, indemnify, defend, and hold harmless the AgCo Indemnitees and the SpecCo Indemnitees from and against any and all Indemnifiable Losses of the AgCo Indemnitees and SpecCo Indemnitees, respectively, to the extent relating to, arising out of, by reason of or otherwise in connection with any failure of MatCo or any member of the MatCo Group to discharge any of their respective obligations (including such obligations of MatCo that may arise prior to the MatCo Distribution Date) under this Agreement, including failure to Assume any HR Liability in accordance with this Agreement.

(b) AgCo Indemnification. AgCo shall, and shall cause each member of the AgCo Group to, indemnify, defend, and hold harmless the MatCo Indemnitees and the SpecCo Indemnitees from and against any and all Indemnifiable Losses of the MatCo Indemnitees and SpecCo Indemnitees, respectively, to the extent relating to, arising out of, by reason of or otherwise in connection with any failure of AgCo or any member of the AgCo Group to discharge any of their respective obligations (including such obligations of AgCo that may arise prior to the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date)) under this Agreement, including failure to Assume any HR Liability in accordance with this Agreement.

(c) SpecCo Indemnification. SpecCo shall, and shall cause each member of the SpecCo Group to, indemnify, defend, and hold harmless the MatCo Indemnitees and the AgCo Indemnitees from and against any and all Indemnifiable Losses of the MatCo Indemnitees and AgCo Indemnitees, respectively, to the extent relating to, arising out of, by reason of or otherwise in connection with any failure of SpecCo or any member of the SpecCo Group to discharge any of their respective obligations (including such obligations of SpecCo that may arise prior to the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date)) under this Agreement, including failure to Assume any HR Liability in accordance with this Agreement.

(d) The following sections of the Separation Agreement shall apply mutatis mutandis to this Agreement as if such provisions had been set out expressly in this Agreement: 8.5 (Procedures for Third Party Claims), excluding Section 8.5(f) thereof, 8.6 (Procedures for Direct Claims), 8.7 (Cooperation in Defense and Settlement), 8.8 (Indemnification Payments), 8.9 (Indemnification Obligations Net of Insurance Proceeds and Other Amounts) and 8.10 (Additional Matters; Survival of Indemnities).

Section 1.18 Compliance with Applicable Laws. Notwithstanding any obligation set forth in this Agreement, on and following the applicable Distribution Date, each Party shall, and shall cause each member of its Group to, comply with all applicable Laws with respect to the employment or termination of any Impacted Employee. For the avoidance of doubt, if any Party or member of its Group fails to discharge its obligations under this section, any Indemnifiable Losses suffered by either of the other two Parties or any members of their respective Groups arising from such failure shall be subject to indemnification pursuant to this Section 1.18.

Section 1.19 Transition Services. Except as expressly provided otherwise in this Agreement, the Parties agree that no member of any Group shall provide, or shall cause to be provided, any transition services on and after the MatCo Distribution Date (or, as between AgCo and SpecCo, the AgCo Distribution Date) in respect of employee benefits or human resources services for any Impacted Employees.

Section 1.20 Good-Faith Negotiations. Notwithstanding anything in this Agreement to the contrary (including the treatment of outstanding equity awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding the need for any treatment different from that provided herein.

Section 1.21 Third Party Beneficiaries. Notwithstanding anything contained in the Agreement to the contrary, no provision of this Agreement is intended to, or does, require any Party to keep any Person employed for any period of time or constitute the establishment or adoption of, or amendment to, any Benefit Plan. This Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.

Section 1.22 Effective Time. This Agreement shall be effective as of the Effective Time and shall cease to be of any force or effect if the Separation Agreement is terminated.

ARTICLE II

UNITED STATES

The provisions of this Article II apply only in respect of matters that arise in respect of the employment of individuals within the United States or the termination thereof.

Section 2.01 Payment of U.S. Grandfathered Vacation Benefits. Notwithstanding anything to the contrary in this Section 2.01, except to the extent otherwise required by an applicable Law or applicable Labor Agreement, as soon as administratively practicable following the MatCo Distribution Date (and no later than the earlier of the dates required by applicable Law or Labor Agreement, in each case, to the extent applicable): (i) AgCo shall pay out to each Heritage DuPont MatCo Employee in the U.S. all earned but unused vacation benefits remaining in the employee’s 2014 Bank (as defined in the DuPont Vacation Plan), based on the employee’s hourly rate of pay or average hourly earnings as of December 31, 2014; and (ii) MatCo shall pay out to each Heritage Dow AgCo Employee and Heritage Dow SpecCo Employee in the U.S. all earned but unused service vacation benefits under the Dow Corning Service Vacation policy (the vacation benefits described in this Section 2.01, “U.S. Grandfathered Time”).

Section 2.02 Special Provisions Applicable to U.S. Unions and U.S. Union Contracts. As of the MatCo Distribution Date, and continuing thereafter for as long as required by applicable Law: (i) AgCo shall recognize the labor union that is party to the Dow Midland Labor Agreement as the sole and exclusive bargaining representative for the classification of employees set forth in such agreement who are Heritage Dow AgCo Employees, and shall negotiate, or shall have negotiated, in good faith a new Labor Agreement with such labor union, and shall honor such new Labor Agreement; and (ii) SpecCo shall recognize the labor union that is party to the Dow Midland Labor Agreement as the sole and exclusive bargaining representative for the classification of employees set forth in such agreement who are Heritage Dow SpecCo Employees, and shall negotiate, or shall have negotiated, in good faith a new Labor Agreement with such labor union, and shall honor such new Labor Agreement. To the extent a new Labor Agreement has not been reached prior to the MatCo Distribution Date between either AgCo or SpecCo and the labor union party to the Dow Midland Labor Agreement, each of AgCo and SpecCo reserves the right to set initial terms and conditions of employment for the Heritage Dow AgCo Employees and the Heritage Dow SpecCo Employees covered by such agreement, respectively, subject to applicable Law and Section 1.03.

Section 2.03 RESERVED.

Section 2.04 U.S. Tax-Qualified Defined Contribution Plans.

(a) Heritage Dow U.S. Savings Plans.

(i) Except as otherwise provided in Section 2.04(a)(ii), effective as of the MatCo Distribution Date, contributions under The Dow Chemical Company Employees’ Savings Plan (the “Heritage Dow U.S. Savings Plan”), in respect of the Heritage Dow AgCo Employees and the Heritage Dow SpecCo Employees, in each case, who participated in the Heritage Dow U.S. Savings Plan (each, a “Heritage Dow U.S.

Savings Plan Participant” and, collectively, the “Heritage Dow U.S. Savings Plan Participants”), shall cease. AgCo and SpecCo shall each designate a defined contribution retirement plan (with respect to the defined contribution retirement plan designated by AgCo, the “AgCo U.S. Savings Plan” and with respect to the defined contribution retirement plan designated by SpecCo, the “SpecCo U.S. Savings Plan”) for the benefit of Heritage Dow U.S. Savings Plan Participants who are Heritage Dow AgCo Employees or Heritage Dow SpecCo Employees, respectively.

(ii) Notwithstanding Section 2.04(a)(i), effective as of the MatCo Distribution Date, a member of the SpecCo Group shall become the sponsor of the Multibase, Inc. 401(k) Profit Sharing Plan.

(b) Heritage DuPont U.S. Savings Plans.

(i) Effective as of the MatCo Distribution Date, contributions under DuPont Retirement Savings Plan (the “Heritage DuPont U.S. Savings Plan”), in respect of Heritage DuPont MatCo Employees who participated in the Heritage DuPont U.S. Savings Plan (each, a “Heritage DuPont U.S. Savings Plan Participant” and, collectively, the “Heritage DuPont U.S. Savings Plan Participants”), shall cease. MatCo shall designate a defined contribution retirement plan (the “MatCo U.S. Savings Plan”) for the benefit of the Heritage DuPont U.S. Savings Plan Participants.

(ii) Effective as of the AgCo Distribution Date, contributions under the Heritage DuPont U.S. Savings Plan in respect of Heritage DuPont SpecCo Employees who are Heritage DuPont U.S. Savings Plan Participants shall cease. AgCo and SpecCo agree to cooperate in good faith to cause a trustee-to-trustee Transfer of all Assets and Liabilities (including plan loans in-kind) under the Heritage DuPont U.S. Savings Plan in respect of Heritage DuPont SpecCo Assigned Employees who are Heritage DuPont U.S. Savings Plan Participants as of the AgCo Distribution Date to the SpecCo U.S. Savings Plan, which Transfer shall occur as soon as practicable following the AgCo Distribution Date and shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of the Employee Retirement Income Security Act of 1974, as amended.

Section 2.05 U.S. Non-Retiree Welfare Benefits.

(a) Welfare Benefit Plans. (i) On or prior to the MatCo Distribution Date, MatCo shall designate welfare benefit plans for the U.S. Heritage DuPont MatCo Employees (the “MatCo Group U.S. Welfare Plans”); (ii) AgCo shall designate welfare benefit plans, on or prior to the MatCo Distribution Date, for the U.S. Heritage Dow AgCo Employees and, on or prior to the AgCo Distribution Date, for the U.S. Heritage DuPont AgCo Assigned Employees (the “AgCo Group U.S. Welfare Plans”); and (iii) SpecCo shall designate welfare benefit plans, on or prior to the MatCo Distribution Date, for the U.S. Heritage Dow SpecCo Employees and, on or prior to the AgCo Distribution Date, for the U.S. Heritage DuPont SpecCo Assigned Employees (the “SpecCo Group U.S. Welfare Plans” and together with the MatCo Group U.S. Welfare Plans and the AgCo Group U.S. Welfare Plans, the “Group U.S. Welfare Plans”). Pursuant to Section 1.04, on or prior to the MatCo Distribution Date (or, as between AgCo and

SpecCo, the AgCo Distribution Date), (i) Heritage Dow shall cause each Heritage Dow AgCo Employee and Heritage Dow SpecCo Employee to cease to participate in and accrue benefits under all Heritage Dow Benefit Plans that are welfare benefits plans in the United States (the “Heritage Dow Group U.S. Welfare Plans”); (ii) AgCo shall cause each Heritage DuPont MatCo Employee who is employed by AgCo or a member of the AgCo Group and each Heritage DuPont SpecCo Assigned Employee to cease to participate in and accrue benefits under all Heritage DuPont Benefit Plans that are welfare benefit plans in the United States (the “Heritage DuPont Group U.S. Welfare Plans”); (iii) SpecCo shall cause each Heritage DuPont MatCo Employee who is employed by SpecCo or a member of the SpecCo Group and each Heritage DuPont AgCo Assigned Employee to cease to participate in and accrue benefits under all Heritage DuPont Group U.S. Welfare Plans; and (iv) each Party shall, or shall cause the applicable member of its Group to, cause each U.S. Impacted Employee to be eligible to participate in the applicable Group U.S. Welfare Plan pursuant to Section 1.04 immediately following the Distribution Date.

Section 2.06 Certain Nonemployee Director Arrangements. Unless otherwise expressly provided in this Agreement (including Section 1.09 and Section 2.07), (a) MatCo shall Assume all responsibility for provision of compensation and benefits (i) in respect of the period on and following the MatCo Distribution Date in respect of individuals who are nonemployee directors of MatCo upon or after the MatCo Distribution, (ii) in respect of any individual who was a nonemployee director of The Dow Chemical Company on or before August 31, 2017, and (iii) in respect of any individual set forth on Schedule 2.06(a) to this Agreement, (b) SpecCo shall Assume all responsibility for provision of compensation and benefits in respect of the period on and following the AgCo Distribution Date in respect of individuals who are nonemployee directors of SpecCo as of immediately following the AgCo Distribution, and (c) AgCo shall Assume all responsibility for compensation and benefits otherwise provided or to be provided to current or former nonemployee directors of SpecCo or DuPont.

Section 2.07 Non-Qualified Deferred Compensation Plans.

(a) In General. Except as provided in subsection (b), below, there shall be no Transfer among the Parties or their Affiliates of Assets or Liabilities in respect of nonqualified deferred compensation plans maintained by any of them or their respective Subsidiaries.

(b) Transferred Assets/Liabilities. Effective as of the AgCo Distribution Date:

(i) AgCo or its applicable Affiliate shall assign to SpecCo, and SpecCo shall assume from AgCo, all of AgCo’s rights and obligations under the nonqualified deferred compensation arrangements provided in Schedule 2.07(b)(i) to this Agreement in respect of each individual who as of the AgCo Distribution Date is a director or employee of SpecCo (or, as applicable, a member of the SpecCo Group) (to the extent so assigned and assumed, the “Transferred NQDC Plans”).

(ii) Pursuant to and in accordance with Section 15 of the Amended and Restated E. I. du Pont de Nemours and Company Trust Agreement between DuPont and Wells Fargo Bank, National Association as in effect July 31, 2017 (the “Existing Rabbi Trust”), AgCo shall establish a trust with terms substantially identical to the Existing Rabbi Trust (“New Rabbi Trust”) and SpecCo shall direct the trustee of the Existing Rabbi Trust to Transfer to the trustee of the New Rabbi Trust, in kind, such portion of the “Plan Accounts” under the Existing Rabbi Trust attributable to the Transferred NQDC Plans.

Section 2.08 Workers’ Compensation Claims. Without limiting Sections 1.17, 5.03 or 5.04, and without regard to the legal entity obligated to discharge such liabilities under applicable Law, (a) MatCo shall be responsible for all claims for workers’ compensation benefits which are incurred (i) at any time by Heritage Dow MatCo Employees, (ii) prior to the MatCo Distribution Date by Heritage Dow AgCo Employees or Heritage Dow SpecCo Employees, and (iii) on or following the MatCo Distribution Date by Heritage DuPont MatCo Employees; (b) AgCo shall be responsible for all claims for workers’ compensation benefits which are incurred (i) at any time by Heritage DuPont AgCo Employees, (ii) prior to the MatCo Distribution Date by Heritage DuPont MatCo Employees, and (iii) on or following the MatCo Distribution Date by Heritage Dow AgCo Employees; and (c) SpecCo shall be responsible for all claims for workers’ compensation benefits which are incurred (i) at any time by Heritage DuPont SpecCo Employees, and (ii) on or following the MatCo Distribution Date by Heritage Dow SpecCo Employees. For purposes of this Section 2.08, a claim for workers’ compensation benefits shall be deemed to be incurred when the event giving rise to the claim occurs, and all Liabilities attributable thereto (regardless when payable) shall be deemed to relate back to such event.

Section 2.09 Payroll and Related Taxes.

(a) Allocation of Payroll and Related Obligations. Each entity that is the employing legal entity of any Heritage Dow Employee or Heritage DuPont Employee during any portion of 2019 shall, in respect of the period of its employment, be responsible in respect of such employee for all payroll obligations, Tax withholdings, other applicable payroll deductions (including garnishments and union dues), and Tax reporting obligations (including delivery of a Form W-2 or similar earnings statement covering the 2019 tax year), and the applicable employer shall separately account for any such withholdings or deductions and apply them exclusively in satisfaction of the obligation in respect of which they were withheld or deducted.

(b) Payment of Taxes and Filings. The Parties shall use commercially reasonable efforts to cooperate with each other and with third-party providers to avoid the restart of Taxes imposed under the United States Federal Insurance Contributions Act, as amended (FICA), or the United States Federal Unemployment Tax Act, as amended (FUTA) on or after the Distribution Date with respect to the U.S. Impacted Employees, effectuate withholding and remittance of Taxes, required tax reporting, correction of overpayment or underpayment of compensation prior to the applicable Distribution Date or responding to any inquiries or audits from any Governmental Entity with respect to employment Taxes, in each of the foregoing cases, in a timely, efficient, and appropriate manner.

ARTICLE III

CERTAIN NON-U.S. JURISDICTION MATTERS

Section 3.01 Heritage DuPont Puerto Rico Savings Plan. Effective as of the AgCo Distribution Date, contributions under the DuPont Puerto Rico Savings and Investment Plan (the “Heritage DuPont Puerto Rico Savings Plan”) in respect of Heritage DuPont SpecCo Employees who are Heritage DuPont Puerto Rico Savings Plan participants shall cease. AgCo and SpecCo agree to cooperate in good faith to cause a trustee-to-trustee Transfer of all Assets and Liabilities (including plan loans in-kind) under the Heritage DuPont Puerto Rico Savings Plan in respect of Heritage DuPont SpecCo Assigned Employees who are Heritage DuPont Puerto Rico Savings Plan participants as of the AgCo Distribution Date to the defined contribution retirement savings plan designated by SpecCo, which Transfer shall occur as soon as practicable following the AgCo Distribution Date and shall be conducted in accordance with any applicable provisions of the Internal Revenue Code of Puerto Rico, as amended, and the Employee Retirement Income Security Act of 1974, as amended.

Section 3.02 Certain Actions. Without limiting Section 1.10(b), AgCo shall Assume (or cause a member of its Group to Assume) Liabilities in regard to the Action described in Schedule 3.02 to this Agreement.

ARTICLE IV

ADDITIONAL DEFINED TERMS

Section 4.01 Certain Defined Terms. Except as noted in Section 4.02, terms used herein shall have the meanings defined below:

“Action” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Affiliate” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“AgCo Benefit Plan” means any Benefit Plan that AgCo or any member of the AgCo Group sponsors, maintains, or contributes to that is in place as of the Distribution Date.

“AgCo Common Stock” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“AgCo Conversion Ratio” means a fraction, the numerator of which is the Pre-AgCo (SpecCo) Share Price, and the denominator of which is the Post-AgCo (AgCo) Share Price.

“AgCo Distribution Date” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“AgCo Distribution Impacted Employee” means any Heritage DuPont AgCo Assigned Employee or Heritage DuPont SpecCo Assigned Employee.

“AgCo Distribution Ratio” means the number of shares of AgCo Common Stock (as determined by the Board prior to the AgCo Distribution) to be distributed in the AgCo Distribution for every one share of DowDuPont Common Stock.

“AgCo Equity Award” means an equity incentive award to be issued by AgCo in accordance with Section 1.09.

“AgCo Future Benefit Plan” means any Benefit Plan that AgCo or any member of the AgCo Group assumes, adopts, establishes, or begins sponsoring, maintaining, or contributing to on or after the Distribution Date.

“AgCo Group” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“AgCo HR Liabilities” mean all HR Liabilities for any (a) Heritage Dow AgCo Employee, (b) Heritage DuPont AgCo Aligned Employee, or (c) Heritage Dow AgCo Aligned Employee other than a Heritage Dow AgCo Employee, and any HR Liability allocated to AgCo pursuant to Section 1.16(b), Section 1.16(c) or Section 1.16(d).

“AgCo Indemnitees” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“AgCo Labor Agreement” means any agreement with any Employee Representative Body that pertains to any Heritage Dow AgCo Employees or Heritage DuPont AgCo Assigned Employees, other than the Dow Midland Labor Agreement.

“AgCo Option” means each AgCo Equity Award that is a Stock Option.

“AgCo Severance Plan” means any AgCo Benefit Plan that provides Severance, as determined as of the applicable Distribution Date.

“Agriculture Asset” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Agriculture Business” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Ancillary Agreement” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Assets” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Benefit Plans” mean all compensation and benefit plans, including any welfare plans, medical, dental, and vision plans, life insurance plans, cafeteria plans, retirement, and other deferred compensation plans.

“Benefits” mean all benefits offered to new hires under the Benefit Plans of the applicable Heritage Company, Party or member of the applicable Group.

“Business” means (i) with respect to AgCo, the Agriculture Business, (ii) with respect to MatCo, the Materials Science Business or (iii) with respect to SpecCo, the Specialty Products Business.

“Business Day” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Benefits” means the value of Benefits offered to new hires by the applicable Heritage Company as of the day before the applicable Distribution Date with such Benefits comparability assessed on an aggregate basis for all Impacted Employees in the same country as a group and not individually for each Impacted Employee in such country, provided that no Party or member of its Group shall be required to replicate any specific Benefit or Benefit Plan of any Heritage Company, and each applicable Party or any member of its Group may compensate for any difference in the value of any Benefit by increasing or decreasing other Benefits or compensation or both.

“Consents” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Conveyancing and Assumption Instrument” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Deselected Employee” means, collectively, each Heritage Dow AgCo Deselected Employee, Heritage Dow MatCo Deselected Employee, Heritage Dow SpecCo Deselected Employee, Heritage DuPont AgCo Deselected Employee, Heritage DuPont MatCo Deselected Employee and Heritage DuPont SpecCo Deselected Employee.

“Discontinued and/or Divested Operations and Businesses” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Distribution” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Distribution Date” means, with respect to actions taken or to be taken with respect to MatCo Distribution Impacted Employees, the MatCo Distribution Date, and with respect to actions taken or to be taken with respect to AgCo Distribution Impacted Employees, the AgCo Distribution Date.

“Dow” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Dow Midland Labor Agreement” means the Agreement between The Dow Chemical Company, Midland, MI and United Steelworkers AFL-CIO-CLC on behalf of Local Union 12075-00, dated as of February 10, 2017.

“DowDuPont Common Stock” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“DowDuPont Equity Award” means each Restricted Stock Award, Restricted Stock Unit, Performance Stock Unit and Stock Option denominated in DowDuPont Common Stock, in each case that is outstanding immediately before the MatCo Distribution Date and that, in respect of any adjustments made in respect of the AgCo Distribution, remains outstanding immediately before the AgCo Distribution Date.

“DowDuPont Option” means each DowDuPont Equity Award that is a Stock Option.

“DuPont” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“DuPont Vacation Plan” means the E.I. du Pont de Nemours and Company Vacation Plan, adopted as of January 1, 1934 and amended as of December 31, 2014.

“Effective Time” means 12:00 a.m., New York City Time on April 1, 2019.

“Emergency Arbitrator” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Employee Representative Body” means any union, works council, or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively or established for the purposes of notification of or consultation on behalf of any employees.

“Employer Method Award” means each DowDuPont Equity Award that is not a Shareholder Method Award.

“Employer Method Other Award” means each Employer Method Award that is not a Stock Option.

“Final Determination” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Former Other Business Employee” means any former employee (as of immediately prior to the applicable Distribution Date) whose employment with the MatCo Group, AgCo Group or SpecCo Group or any of their respective predecessors or former Affiliates was primarily related to the Discontinued and/or Divested Operations and Businesses and who, as of immediately prior to the applicable Distribution Date, was no longer employed by any of the Parties or a member of their Group.

“Governmental Entity” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Group” means (a) with respect to SpecCo, the SpecCo Group; (b) with respect to MatCo, the MatCo Group; and (c) with respect to AgCo, the AgCo Group.

“Heritage Company” means Heritage Dow or Heritage DuPont, collectively or individually, as the context requires.

“Heritage Dow” shall have the meaning ascribed to “Historical Dow” in Section 1.01 of the Separation Agreement.

“Heritage Dow AgCo Aligned Employee” means any Heritage Dow Employee who has been Ring-Fenced to the Agriculture Business as memorialized in accordance with Section 1.01.

“Heritage Dow AgCo Deselected Employee” means any Heritage Dow AgCo Aligned Employee whom AgCo has selected to not become a Heritage Dow AgCo Employee as memorialized in accordance with Section 1.01.

“Heritage Dow AgCo Employee” means any Heritage Dow AgCo Aligned Employee whom AgCo has selected to become an employee of AgCo or a member of the AgCo Group and who is not a Non-Consenting Employee, as memorialized in accordance with Section 1.01.

“Heritage Dow Benefit Plan” means any Benefit Plan sponsored, maintained, or contributed to by Heritage Dow that was in place immediately prior to the Effective Time.

“Heritage Dow Employee” means an employee who was or is on the payroll of Heritage Dow immediately prior to the Internal Reorganization.

“Heritage Dow MatCo Aligned Employee” means any Heritage Dow Employee who has been Ring-Fenced to the Materials Science Business.

“Heritage Dow MatCo Deselected Employee” means any Heritage Dow MatCo Aligned Employee whom MatCo has selected to not become a Heritage Dow MatCo Employee as memorialized in accordance with Section 1.01.

“Heritage Dow MatCo Employee” means any Heritage Dow MatCo Aligned Employee whom MatCo has selected to become an employee of MatCo or a member of the MatCo Group and who is not a Non-Consenting Employee, as memorialized in accordance with Section 1.01.

“Heritage Dow Severance Plan” means any Heritage Dow Benefit Plan that provides Severance, as determined as of the MatCo Distribution Date.

“Heritage Dow SpecCo Aligned Employee” means any Heritage Dow Employee who has been Ring-Fenced to the Specialty Products Business as memorialized in accordance with Section 1.01.

“Heritage Dow SpecCo Deselected Employee” means any Heritage Dow SpecCo Aligned Employee whom SpecCo has selected to not become a Heritage Dow SpecCo Employee as memorialized in accordance with Section 1.01.

“Heritage Dow SpecCo Employee” means any Heritage Dow SpecCo Aligned Employee whom SpecCo has selected to become an employee of SpecCo or a member of the SpecCo Group and who is not a Non-Consenting Employee, as memorialized in accordance with Section 1.01.

“Heritage DuPont” shall have the meaning ascribed to “Historical DuPont” in Section 1.01 of the Separation Agreement.

“Heritage DuPont AgCo Aligned Employee” means any Heritage DuPont Employee who has been Ring-Fenced to the Agriculture Business as memorialized in accordance with Section 1.01.

“Heritage DuPont AgCo Assigned Employee” means any Heritage DuPont AgCo Employee who has or will become an employee of AgCo or a member of the AgCo Group pursuant to Section 1.02 (without regard to Section 1.02(a)).

“Heritage DuPont AgCo Deselected Employee” means any Heritage DuPont AgCo Aligned Employee whom AgCo has selected to not become a Heritage DuPont AgCo Employee as memorialized in accordance with Section 1.01.

“Heritage DuPont AgCo Employee” means any Heritage DuPont AgCo Aligned Employee whom AgCo has selected to become an employee of AgCo or a member of the AgCo Group and who is not a Non-Consenting Employee, as memorialized in accordance with Section 1.01.

“Heritage DuPont Benefit Plan” means any Benefit Plan sponsored, maintained, or contributed to by Heritage DuPont that was in place immediately prior to the Effective Time.

“Heritage DuPont Employee” means an employee who was or is on the payroll of Heritage DuPont immediately prior to the Internal Reorganization.

“Heritage DuPont MatCo Aligned Employee” means any Heritage DuPont Employee who has been Ring-Fenced to Materials Science Business as memorialized in accordance with Section 1.01.

“Heritage DuPont MatCo Deselected Employee” means any Heritage DuPont MatCo Aligned Employee whom MatCo has selected to not become a Heritage DuPont MatCo Employee as memorialized in accordance with Section 1.01.

“Heritage DuPont MatCo Employee” means any Heritage DuPont MatCo Aligned Employee whom MatCo has selected to become an employee of MatCo or a member of the MatCo Group and who is not a Non-Consenting Employee, as memorialized in accordance with Section 1.01.

“Heritage DuPont Severance Plan” means any Heritage DuPont Benefit Plan that provides Severance, as determined as of the applicable Distribution Date.

“Heritage DuPont SpecCo Aligned Employee” means any Heritage DuPont Employee who has been Ring-Fenced to the Specialty Products Business as memorialized in accordance with Section 1.01.

“Heritage DuPont SpecCo Assigned Employee” means any Heritage DuPont SpecCo Employee who has or will become an employee of SpecCo or a member of the SpecCo Group pursuant to Section 1.02 (without regard to Section 1.02(a)).

“Heritage DuPont SpecCo Deselected Employee” means any Heritage DuPont SpecCo Aligned Employee whom SpecCo has selected to not become a Heritage DuPont SpecCo Employee as memorialized in accordance with Section 1.01.

“Heritage DuPont SpecCo Employee” means any Heritage DuPont SpecCo Aligned Employee whom SpecCo has selected to become an employee of SpecCo or a member of the SpecCo Group and who is not a Non-Consenting Employee, as memorialized in accordance with Section 1.01.

“HR Liabilities” means all Liabilities arising out of, by reason of, or otherwise in connection with, the employment of, or termination of the employment of, any employee by the applicable Heritage Company, Party or applicable member of its Group or predecessor thereof, excluding all Liabilities arising out of, by reason of, or otherwise in connection with, the failure to notify, consult with, bargain or negotiate with, or seek Consent from such employee or the Employee Representative Body representing such employee and any fines or penalties imposed or assessed by any Governmental Entity in respect of such a failure and, for the avoidance of doubt, excluding Liabilities attributable to inventor remuneration and any other rights of an employee under a patent (which rights are addressed to the extent applicable in the Separation Agreement).

“Impacted Employee” means each MatCo Distribution Impacted Employee and AgCo Distribution Impacted Employee.

“Indemnifiable Loss” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Indemnifying Party” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Indemnitee” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Internal Reorganization” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Labor Agreement” means any agreement with any Employee Representative Body that pertains to any Impacted Employees.

“Law” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Liabilities” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“LTD Employee” means any individual who is receiving long term disability benefits or long term income replacement benefits from any Heritage Company or a member of their respective Groups or is otherwise treated by any such entity as being on long term sick leave or disability status under the applicable Law in the applicable jurisdiction.

“MatCo Benefit Plan” means any Benefit Plan that MatCo or any member of the MatCo Group sponsors, maintains, or contributes to that is in place as of the MatCo Distribution Date.

“MatCo Common Stock” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“MatCo Conversion Ratio” means a fraction, the numerator of which is the Pre-MatCo (SpecCo) Share Price, and the denominator of which is the Post-MatCo (MatCo) Share Price.

“MatCo Distribution Date” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“MatCo Distribution Impacted Employee” means any Heritage DuPont MatCo Employee, Heritage Dow AgCo Employee, or Heritage Dow SpecCo Employee, collectively or individually, as the context requires.

“MatCo Distribution Ratio” means 1/3.

“MatCo Equity Award” means an equity incentive award to be issued by MatCo in accordance with Section 1.09.

“MatCo Future Benefit Plan” means any Benefit Plan that MatCo or any member of the MatCo Group assumes, adopts, establishes, or begins sponsoring, maintaining, or contributing to on or after the MatCo Distribution Date.

“MatCo Group” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“MatCo HR Liabilities” mean all HR Liabilities for any (a) Heritage DuPont MatCo Employee, (b) Heritage Dow MatCo Aligned Employee, or (c) Heritage DuPont MatCo Aligned Employee other than a Heritage DuPont MatCo Employee, and any HR Liability allocated to MatCo pursuant to Section 1.16(b), Section 1.16(c) or Section 1.16(d).

“MatCo Indemnitees” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“MatCo Labor Agreement” means any agreement with any Employee Representative Body that pertains to any Heritage DuPont MatCo Employees.

“MatCo Option” means each MatCo Equity Award that is a Stock Option.

“MatCo Severance Plan” means any MatCo Benefit Plan that provides Severance, as determined as of the MatCo Distribution Date.

“Materials Science Asset” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Materials Science Business” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Non-Consenting Employee” means: any (i) Heritage Dow AgCo Aligned Employee who has been selected by AgCo to be an employee of AgCo or a member of the AgCo Group on and after the MatCo Distribution Date; (ii) Heritage Dow SpecCo Aligned Employee who has been selected by SpecCo to be an employee of SpecCo or a member of the SpecCo Group on and after the MatCo Distribution Date; (iii) Heritage DuPont MatCo Aligned Employee who has been selected by MatCo to be an employee of MatCo or a member of the MatCo Group on and after the MatCo Distribution Date; (iv) Heritage DuPont AgCo Aligned Employee who has been selected by AgCo to be an employee of AgCo or a member of the AgCo Group on and after the AgCo Distribution Date; or (v) Heritage DuPont SpecCo Aligned Employee who has been selected by SpecCo to be an employee of SpecCo or a member of its Group on and after the AgCo Distribution Date, in each of the foregoing cases, who has the right under applicable Law or applicable Labor Agreement to object to, opt out of, refuse to Consent to, or otherwise fail to acquiesce to, and who has (x) validly objected to, opted out of, refused to Consent to, or otherwise failed to acquiesce to, the automatic transfer of their employment to the applicable Party or a member of its Group by operation of applicable Law, in cases where such employee is subject to automatic transfer by operation of applicable Law, (y) validly refused to Consent to, refused to accept the offer to, refused to execute a tripartite agreement or otherwise failed to acquiesce to, become an employee of the applicable Party or member of its Group, or (z) validly objected to, opted out of, refused to Consent to, or otherwise failed to acquiesce to, changes in his or her compensation or employee benefits by validly resigning or terminating his or her employment with, validly withdrawing his or her Consent to employment with or validly rejecting his or her transfer to, the applicable Party or a member of its Group, in accordance with and to the extent permitted by applicable Law or an applicable Labor Agreement.

“OPEB Plan” means any Benefit Plan that is considered an other post-employment benefit plan, including retiree medical and retiree life insurance arrangements. For the avoidance of doubt, OPEB shall not include any Benefit Plan that is a pension or other defined benefit plans, Severance plan or deferred compensation plan.

“Performance Stock Unit” means a performance-based restricted stock unit award.

“Person” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Post-AgCo (AgCo) Share Price” means the opening per-share price of AgCo Common Stock on the New York Stock Exchange on the AgCo Distribution Date (or, if none, on the first trading day thereafter).

“Post-AgCo (SpecCo) Share Price” means the opening per-share price of DowDuPont Common Stock on the New York Stock Exchange on the AgCo Distribution Date (or, if none, on the first trading day thereafter).

“Post-MatCo (MatCo) Share Price” means the opening per-share price of MatCo Common Stock on the New York Stock Exchange on the MatCo Distribution Date (or, if none, on the first trading day thereafter).

“Post-MatCo (SpecCo) Share Price” means the opening per-share price of DowDuPont Common Stock on the New York Stock Exchange on the MatCo Distribution Date (or, if none, on the first trading day thereafter).

“Pre-AgCo (SpecCo) Share Price” means the closing per-share price of DowDuPont Common Stock on the New York Stock Exchange trading the “regular way” on the last trading day immediately prior to the AgCo Distribution Date.

“Pre-Distribution Option Price” means the per-share exercise price under a DowDuPont Option immediately prior to the applicable Distribution Date.

“Pre-MatCo (SpecCo) Share Price” means the closing per-share price of DowDuPont Common Stock on the New York Stock Exchange trading the “regular way” on the last trading day immediately prior to the MatCo Distribution Date.

“Relevant Jurisdiction” means any jurisdiction in which one or more employees are employed immediately prior to the Effective Time.

“Relevant Time” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Restricted Stock Award” means a restricted stock award.

“Restricted Stock Unit” means a time-based restricted stock unit award.

“Ring-Fence” means the identification of each employee to the Agriculture Business, the Materials Science Business or the Specialty Products Business, as applicable.

“Severance” means any severance, redundancy or other similar separation benefit.

“Shareholder Method Award” means (a) each DowDuPont Equity Award that is a Restricted Stock Award, (b) each DowDuPont Equity Award held by nonemployee directors of the Board, (c) each DowDuPont Equity Award held by Edward D. Breen or Stacy L. Fox, (d) each DowDuPont Equity Award that is a Performance Stock Unit and (e) each DowDuPont Equity Award granted on February 15, 2018.

“Shareholder Method Other Award” means each Shareholder Method Award that is not a Stock Option.

“Solicit” means any acts or attempts by any Party (the “Soliciting Party”) to (i) solicit, entice, recruit, or otherwise induce to (x) terminate employment with the then-current employing Party or with a member of such Party’s Group, and/or (y) commence employment with the Soliciting Party or with a member of such Soliciting Party’s Group; or (ii) order, pressure, incentivize, encourage, induce or otherwise cause any other Person to engage in any of the conduct set forth in clause (i) of this definition.

“SpecCo Benefit Plan” means any Benefit Plan that SpecCo or any member of the SpecCo Group sponsors, maintains, or contributes to that is in place as of the Distribution Date.

“SpecCo Equity Award” means a DowDuPont Equity Award that, after application of Section 1.09, remains denominated in DowDuPont Common Stock.

“SpecCo Future Benefit Plan” means any Benefit Plan that SpecCo or any member of the SpecCo Group assumes, adopts, establishes, or begins sponsoring, maintaining, or contributing to on or after the Distribution Date.

“SpecCo Group” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“SpecCo HR Liabilities” mean all HR Liabilities for any (a) Heritage Dow SpecCo Employee, (b) Heritage DuPont SpecCo Employee, or (c) Heritage Dow SpecCo Aligned Employee other than a Heritage Dow SpecCo Employee, and any HR Liability allocated to SpecCo pursuant to Section 1.16(b), Section 1.16(c) or Section 1.16(d).

“SpecCo Indemnitees” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“SpecCo Initial Conversion Ratio” means a fraction, the numerator of which is the Pre-MatCo (SpecCo) Share Price, and the denominator of which is the Post-MatCo (SpecCo) Share Price.

“SpecCo Labor Agreement” means any agreement with any Employee Representative Body that pertains to any Heritage Dow SpecCo Employees or Heritage DuPont SpecCo Assigned Employees, other than the Dow Midland Labor Agreement.

“SpecCo Option” means each SpecCo Equity Award that is a Stock Option.

“SpecCo Severance Plan” means any SpecCo Benefit Plan that provides Severance, as determined as of the applicable Distribution Date.

“SpecCo Subsequent Conversion Ratio” means a fraction, the numerator of which is the Pre-AgCo (SpecCo) Share Price, and the denominator of which is the Post-AgCo (SpecCo) Share Price.

“Specialty Products Asset” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Specialty Products Business” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Stock Option” means an option to acquire common stock.

“Subsidiary” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Target Total Direct Compensation” means, (a) with respect to any Heritage DuPont Employee with a salary grade below 13 or any Heritage Dow Employee with a salary grade below 415, base pay plus target annual variable pay; and (b) with respect to any Heritage DuPont Employee with a salary grade at or above 13 or any Heritage Dow Employee with a salary grade at or above 415, base pay plus target annual variable pay plus target long term incentive compensation.

“Tax” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Tax Contest” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Tax Matters Agreement” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Tax Return” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Taxing Authority” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“Transfer” shall have the meaning ascribed to it in Section 1.01 of the Separation Agreement.

“U.S. Heritage Dow AgCo Employee” means each Heritage Dow AgCo Employee whose primary work location country, immediately prior to the MatCo Distribution Date, is the United States.

“U.S. Heritage Dow SpecCo Employee” means each Heritage Dow SpecCo Employee whose primary work location country, immediately prior to the MatCo Distribution Date, is the United States.

“U.S. Heritage DuPont AgCo Assigned Employee” means each Heritage DuPont AgCo Assigned Employee whose primary work location country, immediately prior to the AgCo Distribution Date, is the United States.

“U.S. Heritage DuPont MatCo Employee” means each Heritage DuPont MatCo Employee whose primary work location country, immediately prior to the MatCo Distribution Date, is the United States.

“U.S. Heritage DuPont SpecCo Assigned Employee” means each Heritage DuPont SpecCo Assigned Employee whose primary work location country, immediately prior to the AgCo Distribution Date, is the United States.

“U.S. Impacted Employees” means each Impacted Employee whose primary work location country, immediately prior to the MatCo Distribution Date, is the United States.

“U.S. Union Contracts” mean the collective bargaining agreements set forth on Appendix II.

Section 4.02 Other Defined Terms in this Agreement. The following terms have the meanings set forth in the sections of this Agreement set forth below:

Definition	Location in Agreement
“AgCo”	Preamble
“AgCo Assumed Vacation Liabilities”	§ 1.06(a)
“AgCo Group U.S. Welfare Plans”	§ 2.05(a)
“AgCo U.S. Savings Plan”	§ 2.04(a)
“Agreement”	Preamble
“Assume”	§ 1.06(a)
“Board”	Recitals
“Delayed Employment Date”	§ 1.02(c)
“Delayed Employment Employee”	§ 1.02(c)
“Delayed Employment Period”	§ 1.02(c)
“Dow”	Preamble
“DowDuPont”	Preamble
“Employee Records”	§ 1.15
“Existing Rabbi Trust”	§ 2.07(b)(ii)
“Final OTH”	§ 1.01(c)
“Group U.S. Welfare Plans”	§ 2.05(a)
“Heritage Dow Group U.S. Welfare Plans”	§ 2.05(a)
“Heritage Dow Group Welfare Plans”	§ 1.10(d)
“Heritage Dow U.S. Savings Plan”	§ 2.04(a)
“Heritage Dow U.S. Savings Plan Participant”	§ 2.04(a)
“Heritage DuPont Group U.S. Welfare Plans”	§ 2.05(a)

“Heritage DuPont Group Welfare Plans”	§ 1.10(d)
“Heritage DuPont Puerto Rico Savings Plan”	§ 3.01
“Heritage DuPont U.S. Savings Plan”	§ 2.04(b)(i)
“Heritage DuPont U.S. Savings Plan Participant”	§ 2.04(b)(i)
“MatCo”	Preamble
“MatCo Assumed Vacation Liabilities”	§ 1.06(a)
“MatCo Group U.S. Welfare Plans”	§ 2.05(a)
“MatCo U.S. Savings Plan”	§ 2.04(b)(i)
“New Rabbi Trust”	§ 2.07(b)(ii)
“OTH”	§ 1.01(a)
“Party”	Preamble
“Return from LTD Date”	§ 1.02(d)
“Returning LTD Employee”	§ 1.02(d)
“Separation Agreement”	Recitals
“SpecCo”	Preamble
“SpecCo Assumed Vacation Liabilities”	§ 1.06(a)
“SpecCo Group U.S. Welfare Plans”	§ 2.05(a)
“SpecCo U.S. Savings Plan”	§ 2.04(a)
“Transferred NQDC Plans”	§ 2.07(b)(i)
“U.S. Grandfathered Time”	§ 2.01

ARTICLE V

GENERAL PROVISIONS

Section 5.01 General. Subject to the terms and conditions of this Agreement, each of the Parties shall, and shall cause the other members of its Group to, cooperate with each other and use commercially reasonable efforts, on and after the Effective Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on their respective parts under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement.

Section 5.02 Limitation of Liability. No Party shall have any Liability to any other Party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

Section 5.03 Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time.

(a) Except as otherwise set forth herein, to the extent that any Transfers or Assumptions contemplated by this Agreement shall not have been consummated at or prior to the Effective Time, the Parties shall use commercially reasonable efforts to effect such Transfers or Assumptions as promptly following the Effective Time as practicable. Nothing herein shall be deemed to require or constitute the Transfer of any Assets or the Assumption of any Liabilities which by their terms or operation of Law cannot be transferred; provided, however, that the Parties and their respective Subsidiaries shall cooperate and use commercially reasonable efforts to seek to obtain, in accordance with applicable Law, any necessary Consents for the Transfer of all Assets and Assumption of all Liabilities contemplated hereby to the fullest extent permitted by applicable Law.

(b) If and when the Consents and/or conditions, the absence or non-satisfaction of which caused the deferral of Transfer of any Asset or deferral of the Assumption of any Liability pursuant to this Agreement, are obtained or satisfied, the Transfer, assignment, Assumption or novation of the applicable Asset or Liability shall be effected without further consideration in accordance with and subject to the terms of this Agreement and shall, to the extent possible without the imposition of any undue cost on any Party, be deemed to have become effective as of the Effective Time.

(c) The Party (or relevant member of its Group) retaining any Asset or Liability due to the deferral of the Transfer of such Asset or the deferral of the Assumption of such Liability pursuant to this Agreement shall (i) not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be promptly reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability; and (ii) be indemnified for all Indemnifiable Losses or other Liabilities arising out of any actions (or omissions to act) of such retaining Party taken at the direction of the other Party (or relevant member of its Group) in connection with and relating to such retained Asset or Liability, as the case may be. Except as otherwise expressly provided herein, none of SpecCo, MatCo or AgCo or any of their respective Affiliates shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party with respect to any Assets or Liabilities not Transferred as of the Effective Time; provided, however, that any Party to which such Asset or Liability has not been Transferred or Assumed, respectively, due to the deferral of the Transfer of such Asset or the deferral of the Assumption of such Liability may request that the Party retaining such Asset or Liability commence litigation, which request shall be considered in good faith by the Party retaining such Asset or Liability; provided, further, that a Party’s good faith determination not to commence litigation shall not in and of itself constitute a breach of this Section 5.03, but the foregoing shall not preclude consideration of a Party’s good faith for purposes of determining compliance with this Section 5.03.

(d) Notwithstanding anything else set forth in this Section 5.03 to the contrary, none of MatCo, SpecCo or AgCo, nor any of their Subsidiaries, shall be required by this Section 5.03 to take any action that may, in the good faith judgment of such Person, (x) result in a violation of any obligation which any such Person has to any third party; or (y) violate applicable Law.

(e) The failure to obtain a Consent shall not in and of itself constitute a breach of this Agreement; provided, that the foregoing shall not preclude consideration of a Party’s efforts in pursuing such Consent for purposes of determining compliance with this Section 5.03.

(f) To the extent permitted by applicable Law, with respect to Assets and Liabilities described in Section 5.03(a), each of SpecCo, MatCo and AgCo shall, and shall cause the members of its respective Group to, (i) treat for all Tax purposes (A) the deferred Assets as assets having been Transferred to and owned by the Party entitled to such Assets not later than the applicable Relevant Time; and (B) the deferred Liabilities as liabilities having been Assumed and owned by the Person intended to be subject to such Liabilities not later than the applicable Relevant Time; and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Contest).

Section 5.04 Wrong Pockets.

(a) Subject to Section 5.03, (i) if at any time within twenty-four (24) months after the applicable Relevant Time any Party discovers that any Agriculture Asset is held by any member of the SpecCo Group, the MatCo Group or any of their respective then-Affiliates, SpecCo and MatCo shall, and shall cause the other members of their respective Group and its and their respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant Agriculture Asset to AgCo or an Affiliate of AgCo designated by AgCo for no additional consideration; (ii) if at any time within twenty-four (24) months after the MatCo Distribution, any Party discovers that any Materials Science Asset is held by SpecCo, AgCo or any of their respective Affiliates, SpecCo and AgCo shall use their respective reasonable best efforts to promptly procure the Transfer of the relevant Materials Science Asset to MatCo or an Affiliate of MatCo designated by MatCo for no additional consideration; and (iii) if at any time within twenty-four (24) months after the applicable Relevant Time, any Party discovers that any Specialty Products Asset is held by MatCo, AgCo or any of their respective Affiliates, MatCo and AgCo shall use their respective reasonable best efforts to promptly procure the Transfer of the relevant Specialty Products Asset to SpecCo or an Affiliate of SpecCo designated by SpecCo for no additional consideration; provided that in the case of clause (i), neither SpecCo or MatCo nor any of their respective Affiliates, in the case of clause (ii), neither SpecCo or AgCo nor any of their respective Affiliates, or in the case of clause (iii), neither MatCo or AgCo nor any of their respective Affiliates, shall be required to commence any litigation or offer or pay any money or otherwise grant any accommodation (financial or otherwise) to any third party. If reasonably practicable and permitted under applicable Law, such Transfer may be effected by rescission of the applicable portion of a Conveyancing and Assumption Instrument as may be agreed by the relevant Parties.

(b) On and prior to the twenty-four (24) month anniversary following the applicable Relevant Time, if any Party or any member of its Group or (or any of its or their respective then-Affiliates) owns any Asset, that, although not Transferred pursuant to this Agreement, is agreed by such Party and the other applicable Party in their good faith judgment to be an Asset that more properly belongs to such other Party or a member of its Group, or is an Asset that such other Party or a member of its Group was intended to have the right to continue to use (other than, as between any two Parties, any Asset acquired from an unaffiliated third party by a Party or member of such Party’s Group following the applicable Relevant Time), then the Party or a member of its Group (or applicable then-Affiliate) owning such Asset shall, as applicable, (i) Transfer any such Asset to the Party or a member of its Group identified as the appropriate transferee and following such Transfer, such Asset shall be an Agriculture Asset, Materials Science Asset or Specialty Products Asset, as the case may be; or (ii) grant such mutually agreeable rights with respect to such Asset to permit such continued use, subject to, and consistent with this Agreement, including with respect to Assumption of associated Liabilities. If reasonably practicable and permitted under applicable Law, such Transfer may be effected by rescission of the applicable portion of a Conveyancing and Assumption Instrument as may be agreed by the relevant Parties.

Section 5.05 Novation of Liabilities. Section 2.9 of the Separation Agreement (Novation of Liabilities) shall apply mutatis mutandis to this Agreement as if such provisions had been set out expressly in this Agreement.

Section 5.06 Negotiation and Arbitration. In the event of a controversy, dispute or Action between the Parties arising out of, in connection with, or in relation to this Agreement or any of the transactions contemplated hereby or thereby, the following sections of the Separation Agreement shall apply mutatis mutandis to this Agreement as if such provisions had been set out expressly in this Agreement: 10.1 (Negotiation and Arbitration) and 10.2 (Continuity of Service and Performance).

Section 5.07 Insurance. Subject to Section 2.08, Article 11 of the Separation Agreement (Insurance), excluding Section 11.8 thereof (Certain Matters Relating to Organizational Documents), shall apply mutatis mutandis to this Agreement as if such provisions had been set out expressly in this Agreement.

Section 5.08 Miscellaneous.

(a) Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, this Agreement shall prevail. In the event and to the extent that there shall be a conflict between the provisions of (i) this Agreement and the Separation Agreement, the Separation Agreement shall control; (ii) this Agreement and any Conveyancing and Assumption Instrument, this Agreement shall control; and (iii) this Agreement and any agreement which is not another Ancillary Agreement (other than a Conveyancing and Assumption Instrument), this Agreement shall control unless both (x) it is specifically stated in such agreement that such agreement controls and (y) either (1) each of AgCo, MatCo and SpecCo has executed such agreement (for the avoidance of doubt, members of their respective Groups shall not qualify) on or prior to the MatCo Distribution Date or (2) after the MatCo Distribution, such agreement has been executed after the MatCo Distribution Date by a member of the Group that it is to be enforced against.

(b) Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

(c) Notices. All notices and other communications to be given to any Party under this Agreement shall be sufficiently given for all purposes hereunder if such notices and communications satisfy the requirements set forth in Section 12.6 of the Separation Agreement.

(d) Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any Consent required or permitted to be given by any Party to any other Party under this Agreement shall be in writing and signed by the Party giving such Consent and shall be effective only against such Party (and the members of its Group).

(e) Amendments. Subject to the terms of Section 5.08(h), this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

(f) Assignment. Except as otherwise provided for in this Agreement, neither this Agreement nor any right, interest or obligation shall be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed), and any attempt to assign any rights, interests or obligations arising under this Agreement without such consent shall be void; except, that a Party may assign this Agreement or any or all of the rights, interests and obligations hereunder in connection with a merger, reorganization or consolidation transaction in which such Party is a constituent party but not the surviving entity or the sale by such Party of all or substantially all of its Assets; provided, that the surviving entity of such merger, reorganization or consolidation transaction or the transferee of such Assets shall assume all the obligations of the relevant Party by operation of law or pursuant to an agreement in writing, reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a Party hereto; provided, however, that in the case of each of the preceding clauses, no assignment permitted by this Section 5.08(f) shall release the assigning Party from Liability for the full performance of its obligations under this Agreement, unless agreed to in writing by the non-assigning Parties.

(g) Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

(h) Certain Termination and Amendment Rights. This Agreement may be terminated at any time prior to the MatCo Distribution Date by and in the sole discretion of DowDuPont without the approval of MatCo or AgCo or the stockholders of DowDuPont. After the MatCo Distribution Date, but prior to the AgCo Distribution Date, this Agreement may not be terminated or amended except by an agreement in writing signed by DowDuPont and MatCo. After the AgCo Distribution Date, this Agreement may not be terminated or amended except by an agreement in writing signed by SpecCo, MatCo and AgCo. Notwithstanding the foregoing, Section 1.17 of this Agreement and Section 11.2 of the Separation Agreement (Liability Policies) (as incorporated pursuant to Section 5.07 hereof (Insurance)) shall not be terminated or amended after the Effective Time in a manner adverse to the third party beneficiaries thereof without the Consent of any such Person. Notwithstanding the foregoing, this Agreement may be terminated or amended as among any Parties that remain Affiliates, so long as such amendment does not adversely affect any Party that is no longer an Affiliate, in which case, only with the Consent of such Party.

(i) Payment Terms.

(a) Except as set forth in Section 1.17 or as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group), on the one hand, to another Party (and/or a member of such Party’s respective Group), on the other hand, under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b) Except as set forth in Section 1.17 or as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to LIBOR (in effect on the date on which such payment was due) plus 3% calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment; provided, however, in the event that LIBOR is no longer commonly accepted by market participants, then an alternative floating rate index that is commonly accepted by market participants, which AgCo, MatCo and SpecCo shall jointly determine, each acting in good faith.

(c) In the event of a dispute or disagreement with respect to all or a portion of any amounts requested by any Party (and/or a member of such Party’s Group) as being payable, the payor Party shall in no event be entitled to withhold payments for any such amounts (and any such disputed amounts shall be paid in accordance with Section 11.2 of the Separation Agreement (Liability Policies) (as incorporated pursuant to Section 5.07 hereof (Insurance)), subject to the right of the payor Party to dispute such amount following such payment); provided, that in the event that following the resolution of such dispute it is determined that the payee Party (and/or a member of the payee Party’s Group) was not entitled to all or a portion of the payment made by the payor Party, the payee Party shall repay (or cause to be repaid) such amounts to which it was not entitled, including interest, to the payor Party (or its designee), which amounts shall bear interest at a rate per annum equal to LIBOR plus 3%, calculated for the actual number of days elapsed, accrued from the date on which such payment was made by the payor Party to the payee Party.

(d) Without the Consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by SpecCo, MatCo or AgCo under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the Bloomberg fixing rate at 5:00 pm New York City Time on the day before the date the payment is required to be made or, as applicable, on which an invoice is submitted (provided, however, that with regard to any payments in respect of Indemnifiable Losses for payments made to third parties, the date shall be the day before the relevant payment was made to the third party) or in the Wall Street Journal on such date if not so published on Bloomberg. Except as expressly provided herein, in the event that any indemnification payment required to be made hereunder may be denominated in a currency other than U.S. dollars, the amount of such payment shall be converted into U.S. dollars on the date in which notice of the claim is given to the Indemnifying Party.

(j) No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification or payment pursuant to Section 1.17).

(k) Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the MatCo Distribution Date or the AgCo Distribution Date, as applicable.

(l) Third Party Beneficiaries. Except (i) as provided in Section 1.17 relating to Indemnitees and for the release under Section 8.1 of the Separation Agreement (as incorporated pursuant to Section 1.17(d) hereof) of any Person provided therein; (ii) as provided in Sections 11.2 and 11.8 of the Separation Agreement (in each case as incorporated pursuant to Section 5.07 hereof (Insurance)) relating to the directors, officers, employees, fiduciaries or agents provided therein; and (iii) as specifically provided in this Agreement, this Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.

(m) Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(n) References; Interpretation. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to “$” shall mean U.S. dollars; (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” shall not be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) the Parties have each participated in the negotiation and drafting of this Agreement, except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (ix) a reference to any Person includes such Person’s successors and permitted assigns; (x) any reference to “days” means calendar days unless Business Days are expressly specified; (xi) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (xii) any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (xiii) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (xiv) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (xv) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; and (xvi) any Consent given by any Party hereto pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party. Unless the context requires otherwise, references in this Agreement to “AgCo” shall also be deemed to refer to the applicable member of the AgCo Group, references to “MatCo” shall also be deemed to refer to the applicable member of the MatCo Group, references to “SpecCo” shall also be deemed to refer to the applicable member of the SpecCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by AgCo, MatCo or SpecCo shall be deemed to require AgCo, MatCo or SpecCo, as the case may be, to cause the applicable members of the AgCo Group, the MatCo Group or the SpecCo Group, respectively, to take, or refrain from taking, any such action.

(o) Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the Exhibits or Schedules constitutes an admission of any Liability or obligation of any member of the SpecCo Group, the MatCo Group or the AgCo Group or any of their respective Affiliates to any third party, nor, with respect to any third party, an admission against the interests of any member of the SpecCo Group, the MatCo Group or the AgCo Group or any of their respective Affiliates. The inclusion of any item or Liability or category of item or Liability on any Exhibit or Schedule is made solely for purposes of allocating potential Liabilities among the Parties and shall not be deemed as or construed to be an admission that any such Liability exists.

(p) Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

(q) Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach the Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Indemnifiable Loss. Accordingly, from and after the Effective Time, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party or Parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Section 5.08 (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

(r) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(s) No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

(t) Tax Treatment of Payments. To the extent permitted by applicable Law, unless otherwise required by a Final Determination, the Separation Agreement, the Tax Matters Agreement or this Agreement or otherwise agreed to among the Parties, for U.S. federal Tax purposes, any payment made pursuant to this Agreement shall be treated as follows: (i) to the extent the member or Assets of the payor Group and the member or Assets of the payee Group to which the Liability for payment relates were separated in a tax-free distribution for U.S. federal Tax purposes, such payment shall be treated as a tax-free contribution or tax-free distribution, as applicable, with respect to the stock of the applicable member of the payee Group or payor Group, occurring immediately prior to the relevant transaction in the Internal Reorganization; and (ii) to the extent the member or Assets of the payor Group and the member or Assets of the payee Group to which the Liability for payment relates were separated in a taxable transaction for U.S. federal Tax purposes, such payment shall be treated as an adjustment to the price or amount, as applicable, of the relevant transaction in the Internal Reorganization. Payments of interest shall be treated as deductible by the Indemnifying Party or its relevant Subsidiary and as income to the Indemnitee or its relevant Subsidiary, as permitted and applicable. In the case of each of the foregoing, no Party shall take any position inconsistent with such treatment. In the event that a Taxing Authority asserts that a Party’s treatment of a payment pursuant to this Agreement should be other than as set forth in this Section 5.08(t), such Party shall use its commercially reasonable efforts to contest such challenge.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

DOWDUPONT INC.

By:	/s/ Jeanmarie F. Desmond
Name: Jeanmarie F. Desmond
Title: Co-Controller

DOW INC.

By:	/s/ Amy E. Wilson
Name: Amy E. Wilson
Title: Secretary

CORTEVA, INC.

By:	/s/ James C. Collins, Jr.
Name: James C. Collins, Jr.
Title: Chief Executive Officer

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